UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1/A

Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NUTRANOMICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-194373	98-0603540
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

11487 South 700 East
Salt Lake City, UT 84020
801-576-8350
(Address and telephone number of principal executive offices)

11487 South 700 East
Salt Lake City, UT 84020 801-576-8350
(Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public:	As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company in Rule 12b-2 of the Exchange Act. (Check one):

            Large accelerated filer |__|                                           Accelerated filer                                 |__|

            Non-accelerated filer   |__|                                          Smaller reporting company                 |X|

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	6,500,000	$0.301)	$1,950,000	$251.16
Total	6,500,000	$0.30(1)	$1,950,000	$251.16

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, Dated  May __, 2014

PROSPECTUS

NUTRANOMICS, INC.

6,500,000 SHARES

COMMON STOCK

This prospectus relates to the resale of up to 6,500,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of Nutranomics Inc., a Nevada corporation (“Nutranomics” or the “Company”), by Southridge Partners II, LP, a Delaware limited partnership (“Southridge”), pursuant to the Company’s right to “put” to Southridge (the “Put Right”) up to $10,000,000 in shares of our common stock (the “Equity Purchase Agreement”).

We will not receive any proceeds from the sale of the Common Stock by Southridge; however, we will receive proceeds from the sale of securities pursuant to our exercise of the Put Right.  We will bear all costs associated with this registration.

Southridge is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) in connection with the sale of our common stock.

Southridge will pay us 90% of the average of the lowest three (3) daily volume weighted average prices of our common stock during the ten (10) trading days immediately following the date of our notice to Southridge of our election to put shares pursuant to the Equity Purchase Agreement (the “Put Notice”) and the clearing of the Estimated Put Shares (defined below).  We will deliver to Southridge, simultaneously with delivery of a Put Notice, a number of Shares equal to 125% of the Put Notice amount divided by the closing price of the Company’s common stock on the day preceding the Put Notice date (the “Estimated Put Shares”).

Our common stock is quoted on the Over-the-Counter Bulletin Board (“OTCBB”) under the symbol “NNRX”. The closing price of our common stock on the OTCBB on May 2 , 2014, was $0. 0823 per share.

It is not possible to determine the price to the public in any sale of the shares of Common Stock by Southridge, and Southridge reserves the right to accept or reject, in whole or in part, any proposed purchase of shares. Accordingly, Southridge will determine the public offering price, the amount of any applicable underwriting discounts and commissions, and the net proceeds at the time of any sale.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE RISK FACTORS IN THIS PROSPECTUS BEGINNING ON PAGE 8 FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with different information from that contained in this prospectus.  Southridge is offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.  This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful.  Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

The Date of This Prospectus Is:  May __, 2014

Table of Contents

SUMMARY	5
ABOUT THIS OFFERING	5
RISK FACTORS	8
FORWARD-LOOKING STATEMENTS	15
USE OF PROCEEDS	15
SELLING SECURITY HOLDER	16
INTERESTS OF NAMED EXPERTS AND COUNSEL	18
EXPERTS AND COUNSEL	18
DESCRIPTION OF BUSINESS	18
DESCRIPTION OF PROPERTY	30
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION	30
AND RESULTS OF OPERATIONS	30
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	40
DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	41
EXECUTIVE COMPENSATION	43
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE	44
LEGAL PROCEEDINGS	45
MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	45
DESCRIPTION OF SECURITIES	45
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS	48
AVAILABLE INFORMATION	49

Summary

Prospective investors are urged to read this prospectus in its entirety.

We were incorporated in the State of Nevada on March 15, 2007 as Buka Ventures Inc. (“Buka Ventures”).  We were a development stage company and did not generate any revenues under our Buka Ventures operations.

On September 19, 2013, we acquired Health Education Corporation dba NutraNomics, a Utah corporation (“Health Education”), by issuing shares of our common stock to Health Education’s shareholders.  As a result, Health Education has become our wholly owned subsidiary, and we now carry on the business of research, development and sales of nutritional products.  Health Education was founded in 1995 by our director and officer, Dr. Tracy K. Gibbs, and by 1997 produced and branded its own product line.  Since then, we have formulated more than 480 nutritional supplements, including formulating vitamin, mineral, herbal, and probiotic supplements, and we have expanded our own product range.  The Company sells its own brand of supplements in multiple countries direct to the public.  The Company also performs research and development services and outsource-manufacturing for third parties.

Our independent public accounting firm has issued an audit opinion, which includes a statement that the results of our operations and our financial condition raise substantial doubt about our ability to continue as a going concern.

Our principal offices are located at 11487 South 700 East, Salt Lake City, UT 84020.  Our telephone number is 801-576-8350.  Our year end is July 31.

Except as otherwise indicated, as used throughout the remainder of this prospectus, references to “Company,” “Nutranomics,” “we,” “us,” or “our” refer to “we”, “us” and “our” refer to Nutranomics, Inc., formerly known as Buka Ventures Inc., a Nevada corporation, from and after September 19, 2013, and Health Education Corporation dba NutraNomics, a Utah corporation, prior to September 19, 2013.

About This Offering

This prospectus relates to the resale of up to 6,500,000 shares of our common stock issuable to Southridge Partners II, LP, a Delaware limited partnership (“Southridge”) pursuant to an Equity Purchase Agreement with us dated December 9, 2013 (the “Equity Purchase Agreement” or “Equity Line of Credit”).

Pursuant to the Equity Purchase Agreement, we have the right to “put” to Southridge (the “Put Right”) up to $10 million in shares of our common stock (i.e., we can compel Southridge to purchase our common stock at a pre-determined formula) during a two-year term unless sooner terminated.  Accordingly, this prospectus relates to the resale of up to 6,500,000 shares of our common stock by Southridge.

For the purpose of determining the number of shares of common stock to be offered pursuant to this prospectus, we have assumed that we will issue not more than 6,500,000 shares pursuant to the exercise of the Put Right, although the number of shares that we will actually issue pursuant to the Put Right may be more or less than 6,500,000, depending on the trading price of our common stock.  We do not currently intend to exercise the Put Right in a manner which would result in our issuance of more than 6,500,000 shares, but if we were to exercise the Put Right in that manner, we would be required to file a subsequent registration statement with the Securities and Exchange Commission (“SEC”), and that registration statement would have to be declared effective prior to our issuance of any additional shares to Southridge.

During the term of the Equity Purchase Agreement, we have the right to deliver a put notice (“Put Notice”) to Southridge requiring it to purchase a number of shares of our common stock for a specific amount (the “Investment Amount”). The purchase price for the shares covered by the Put Notice will be equal to 90% of the average of the lowest three (3) daily volume weighted average prices of our common stock for the ten (10) trading days immediately following clearing of the Estimated Put Shares (defined below) (such purchase price the “Put Purchase Price”).  We will deliver to Southridge with each Put Notice, a number of Shares equal to 125% of the Investment Amount divided by the closing price of our common stock on the day preceding the Put Notice date (the “Estimated Put Shares”).  The actual number of shares purchased by Southridge for the Investment Amount will be calculated by dividing the Investment Amount by the Put Purchase Price.  Any excess Estimated Put Shares will be returned to us.

The number of shares sold to Southridge at any time will not exceed the number of shares that, when aggregated with all other shares of our common stock then beneficially owned by Southridge, would result in Southridge owning more than 9.99% of our outstanding common stock.

Southridge has indicated that it will resell our shares it purchases pursuant to the Equity Purchase Agreement in the open market, resell our shares to other investors through negotiated transactions, or hold our shares in its portfolio.  This prospectus covers, in part, the resale of our stock by Southridge either in the open market or to other investors through negotiated transactions.  Southridge’s obligations under the Equity Purchase Agreement are not assignable.

All equity offerings are dilutive except that in this case we control the dilution.  The increase in the number of our shares for sale resulting from our exercise of a Put Right pursuant to the Equity Purchase Agreement will likely decrease the prevailing market price per share of our stock and also result in a reduction in the ownership percentage of our company for present stockholders.  Other than as set forth below, there are no limits on our ability to put stock to Southridge pursuant to the Equity Purchase Agreement, except for the prohibition on Southridge owning more than 9.99%, and that the equity line of credit expires after two years or after $10,000,000 in stock has been sold to Southridge.

Southridge will only purchase shares when we meet the following conditions:

•	A registration statement has been declared effective and remains effective for the resale of the common stock subject to the Equity Purchase Agreement;

•	Our common stock has not been suspended from trading, and our common stock is approved for listing or quotation on the OTC Bulletin Board or OTCQX;

•	We have complied with our obligations under the Equity Purchase Agreement;

•

No injunction, rule, statute, order, or ruling has been entered or adopted that prohibits or materially adversely the purchase or the issuance of our common stock; and we have not filed a petition in bankruptcy, either voluntarily or involuntarily, and there shall not have been commenced any proceedings under any bankruptcy or insolvency laws;

•

Since the filing of our most recent SEC report, no event has occurred (1) which has any effect on our business, operations, properties, or financial condition that is material and adverse to us, or (2) that would prohibit or otherwise materially interfere with our ability perform our obligations under the Equity Purchase Agreement; and

•

No event has occurred which (1) subdivides or combines our common stock; (2) pays a dividend in shares of common stock or makes any other distribution of shares of common stock, except for dividends paid with respect to any series of preferred stock authorized by us; (3) issues any other options or rights to purchase shares of common stock, other than options or stock grants issuable to directors, officers and employees pursuant to a stock option program, at a price per share less than the closing price in effect immediately prior to our issue to Southridge (the “Closing Price”); (4) issues any securities convertible into shares of common stock, and the consideration per share shall be less than the Closing Price; (5) issues any other shares of common stock otherwise than as previously provided at a price per share less than the Closing Price; or (6) makes a distribution of its assets or evidences of indebtedness to holders of common stock as a dividend in liquidation or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law, or any distribution to such holders made in respect of the sale of all or substantially all of the our assets.

 The Investment Agreement will terminate when the following events occur:

•	Southridge has purchased an aggregate of $10,000,000 of our common stock; or
•	Two (2) years have passed since the date of the Equity Purchase Agreement, or December 9, 2013.

As we draw down on the Equity Line of Credit, shares of our common stock will be sold into the market by Southridge. The sale of these additional shares could cause our stock price to decline. In turn, if the stock price declines, and we issue more puts, more shares will come into the market, which could cause a further drop in the stock price. You should be aware that there is an inverse relationship between the market price of our common stock and the number of shares to be issued under the Equity Line of Credit. If our stock price declines, we will be required to issue a greater number of shares under the Equity Line of Credit. We have no obligation to utilize the full amount available under the Equity Line of Credit.

Fees Paid to Southridge

There are no fees payable to Southridge in this transaction other than the issuance to Southridge of the following promissory note executed as part of the Equity Line of Credit:  on December 9, 2013, the Company issued a promissory note to Southridge for $50,000, with 0% interest, which matures on May 31, 2014, and which is not convertible into common stock.

The Offering
Shares of common stock offered by Southridge:	Up to 6,500,000 shares of common stock, which would represent approximately 11.7% of our outstanding common stock.
Common stock to be outstanding after the offering:	Up to 55,360,878 shares of common stock.
Use of proceeds:	We will not receive any proceeds from the sale of the shares by Southridge. However, we will receive proceeds from the Equity Line of Credit. See “Use of Proceeds.”
Risk factors:

You should carefully read and consider the information set forth under the caption “Risk Factors” beginning on page 8 and all other information set forth in this prospectus before investing in our common stock.

OTC Bulletin Board Symbol:	NNRX

Negative Impact and Limits on Equity Line of Credit

The resale of shares by Southridge will have a dilutive effect upon existing shareholders.  Further, by causing up to 6,500,000 shares of common stock to be ingested into the current market, there could be increased difficulty in liquidating existing ownership positions in our shares of common stock.  If Southridge does not purchase any shares put to it, we will not receive any funds from this offering.  Southridge must purchase all of the shares of common stock we put to it, provided that Southridge does not own more than 9.99% of our total outstanding shares of common stock.  Further, we will not be entitled to deliver a Put Notice to Southridge, and Southridge will not be obligated to purchase any shares unless the following conditions are satisfied:

•	A registration statement has been declared effective and remains effective for the resale of the common stock subject to the Equity Purchase Agreement;

•	Our common stock has not been suspended from trading, and our common stock is approved for listing or quotation on the OTC Bulletin Board or OTCQX;

•	We have complied with our obligations under the Equity Purchase Agreement;

•

No injunction, rule, statute, order, or ruling has been entered or adopted that prohibits or materially adversely the purchase or the issuance of our common stock; and we have not filed a petition in bankruptcy, either voluntarily or involuntarily, and there shall not have been commenced any proceedings under any bankruptcy or insolvency laws;

•

Since the filing of our most recent SEC report, no event has occurred (1) which has any effect on our business, operations, properties, or financial condition that is material and adverse to us, or (2) that would prohibit or otherwise materially interfere with our ability perform our obligations under the Equity Purchase Agreement; and

•

No event has occurred which (1) subdivides or combines our common stock; (2) pays a dividend in shares of common stock or makes any other distribution of shares of common stock, except for dividends paid with respect to any series of preferred stock authorized by us; (3) issues any other options or rights to purchase shares of common stock, other than options or stock grants issuable to directors, officers and employees pursuant to a stock option program, at a price per share less than the closing price in effect immediately prior to our issue to Southridge (the “Closing Price”); (4) issues any securities convertible into shares of common stock, and the consideration per share shall be less than the Closing Price; (5) issues any other shares of common stock otherwise than as previously provided at a price per share less than the Closing Price; or (6) makes a distribution of its assets or evidences of indebtedness to holders of common stock as a dividend in liquidation or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law, or any distribution to such holders made in respect of the sale of all or substantially all of the our assets.

If each of the above conditions is not satisfied, Southridge will have no obligation to purchase shares put to it.

As of May 2 , 2014, the market price for our shares of common stock is $0. 0823 per share.  Based on that price, we could put all 6,500,000 shares of common stock to Southridge, and we could receive $0.0741 per share or a total of $ 481,455 .

Past Transactions With Southridge Partners II, LP

We have not entered into or completed any transactions with Southridge or its affiliates.

Capital Requirements

Analysis of our expected growth and operational costs indicate a capital requirement of approximately $1,650,000 for the next twelve months.  Based on our expected revenues from continued sales of our existing products and services, it is management’s opinion that we will not require additional funding after completion of the offering.  We do not need, and it is unlikely that we will ever receive, the full $10,000,000 available under the Equity Line of Credit.  The $10,000,000 amount was originally offered by Southridge and accepted by the Company.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

Risks Related To Our Business

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities.  The statements contained in or incorporated into this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements.  If any of the following risks actually occur, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

There is doubt about our ability to continue as a going concern due to our operating history of net losses after consideration of income taxes, negative working capital and insufficient cash flows, and lack of liquidity to pay our current obligations, all of which means that we may not be able to continue operations.

Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with our financial statements for the years ended July 31, 2013 and 2012 with respect to their doubt about our ability to continue as a going concern. The fact that we have generally had net losses after consideration of income taxes, that we had negative working capital and insufficient cash flows from operation as of July 31, 2013, and do not have the requisite liquidity to pay our current obligations, raise substantial doubt about our ability to continue as a going concern for a reasonable period of time.

We sell our products and services in highly competitive markets, which results in pressure on our profit margins and limits our ability to maintain or increase the market share of our services.

The nutraceuticals industry is subject to significant competition and pricing pressures. We experience significant competitive pricing pressures as well as competitive products. Several significant competitors offer products with prices that match or are lower than ours. We believe that the products we offer are generally competitive with those offered by other supplement and nutraceuticals companies. It is possible that one or more of our competitors could develop a significant research advantage over us that allows them to provide superior products or pricing, which could put us at a competitive disadvantage. Continued pricing pressure or improvements in research and shifts in customer preferences away from natural supplements could adversely impact our customer base or pricing structure and have a material and adverse effect on our business, financial condition, results of operations and cash flows.

Our future growth is largely dependent upon our ability to successfully compete with new and existing competitors by developing or acquiring new products that achieve market acceptance with acceptable margins.

Our business operates in markets that are characterized by rapidly changing products, evolving industry standards and potential new entrants. For example, a number of new companies with innovative products that promise significant health benefits are established every year and are competitive with our products. If these companies gain market acceptance, our ability to grow our business could be materially and adversely affected. Accordingly, our future success depends upon a number of factors, including our ability to accomplish the following: identify emerging health trends in our target end-markets; develop, acquire and maintain competitive products; enhance our products by adding innovative features that differentiate us from our competitors; and develop or acquire and bring products to market quickly and cost-effectively. Our ability to develop or acquire new products based on quality research can affect our competitive position and requires the investment of significant resources. These acquisitions and development efforts divert resources from other potential investments in our businesses, and they may not lead to the development of new research or products on a timely basis. New or enhanced products may not satisfy consumer preferences and potential product failures may cause consumers to reject these products. As a result, these products may not achieve market acceptance and our brand image could suffer. In addition, our competitors may introduce superior designs or business strategies, impairing our brand and the desirability of our products, which may cause consumers to defer or forego purchases of our products. Also, the markets for our products and services may not develop or grow as we anticipate. The failure of our products to gain market acceptance, the potential for product defects or the obsolescence of our products could significantly reduce our revenue, increase our operating costs or otherwise adversely affect our business, financial condition, results of operations or cash flows.

Adverse publicity or consumer perception of our products and any similar products distributed by others could harm our reputation and adversely affect our sales and revenues.

We believe we are highly dependent upon positive consumer perceptions of the safety and quality of our products as well as similar products distributed by other nutrition supplement companies. Consumer perception of nutrition supplements and our products in particular can be substantially influenced by scientific research or findings, national media attention and other publicity about product use. Adverse publicity from these sources regarding the safety, quality or efficacy of nutritional supplements and our products could harm our reputation and results of operations. The mere publication of news articles or reports asserting that such products may be harmful or questioning their efficacy could have a material adverse effect on our business, financial condition and results of operations, regardless of whether such news articles or reports are scientifically supported or whether the claimed harmful effects would be present at the dosages recommended for such products.

We rely on highly skilled personnel, and if we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively.

Our performance largely depends on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization, particularly sales and marketing. Competition in our industry for qualified employees is intense. In addition, our compensation arrangements, such as our bonus programs, may not always be successful in attracting new employees or retaining and motivating our existing employees. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

Our operating results may fluctuate, which makes our results difficult to predict and could cause our results to fall short of expectations.

Our operating results may fluctuate as a result of a number of factors, many of which may be outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Our quarterly, year-to-date, and annual expenses as a percentage of our revenues may differ significantly from our historical or projected rates. Our operating results in future quarters may fall below expectations. Each of the following factors may affect our operating results:

·	our ability to deliver products in a timely manner in sufficient volumes;
·	our ability to recognize product trends;
·	our loss of one or more significant customers;
·	the introduction of successful new products by our competitors; and
·	adverse media reports on the use or efficacy of nutritional supplements.

Because our business is changing and evolving, our historical operating results may not be useful to you in predicting our future operating results.

We have a single customer that accounts for a substantial portion of our revenues, and three vendors that are our major suppliers, and our business would be harmed were we to lose this customer or these vendors.

One of our customers, dōTERRA International, LLC, makes up approximately 46% and 68% of our total sales for the years ending July 31, 2013 and 2012, and three of our suppliers (CSB Nutrition Corporation, Enzymology Research Center, and NHK Laboratories) make up approximately 81% and 77% of our total purchases for the years ending July 31, 2013 and 2012.  We do not have purchase or supply agreements with this customer or these suppliers governing future orders, and were we to lose this customer or these suppliers, our business would be harmed.  Our revenues would significantly decline were we to lose this customer, and our cost of goods sold would increase were we to lose these suppliers.

We may be exposed to material product liability claims, which could increase our costs and adversely affect our reputation and business.

As a marketer and distributor of products designed for human consumption, we could be subject to product liability claims if the use of our products is alleged to have resulted in injury. Our products consist of vitamins, minerals, herbs and other ingredients that are classified as dietary supplements and in most cases are not subject to pre-market regulatory approval in the United States or internationally. Previously unknown adverse reactions resulting from human consumption of these ingredients could occur.

We have not had any product liability claims filed against us, but in the future we may be subject to various product liability claims, including, among others, that our products had inadequate instructions for use or inadequate warnings concerning possible side effects and interactions with other substances. The cost of defense can be substantially higher than the cost of settlement even when claims are without merit. The high cost to defend or settle product liability claims could have a material adverse effect on our business and operating results.

We may not be able to secure additional financing to meet our future capital needs due to changes in general economic conditions.

We anticipate needing significant capital to fulfill our contractual obligations, complete the research and development of our planned services, obtain regulatory approvals, and execute our business plan, generally.   We may use capital more rapidly than currently anticipated and incur higher operating expenses than currently expected, and we may be required to depend on external financing to satisfy our operating and capital needs. We may need new or additional financing in the future to conduct our operations or expand our business. Any sustained weakness in the general economic conditions and/or financial markets in the United States or globally could adversely affect our ability to raise capital on favorable terms or at all. From time to time we have relied, and may also rely in the future, on access to financial markets as a source of liquidity to satisfy working capital requirements and for general corporate purposes. We may be unable to secure debt or equity financing on terms acceptable to us, or at all, at the time when we need such funding. If we do raise funds by issuing additional equity or convertible debt securities, the ownership percentages of existing stockholders would be reduced, and the securities that we issue may have rights, preferences or privileges senior to those of the holders of our common stock or may be issued at a discount to the market price of our common stock which would result in dilution to our existing stockholders. If we raise additional funds by issuing debt, we may be subject to debt covenants, which could place limitations on our operations including our ability to declare and pay dividends. Our inability to raise additional funds on a timely basis would make it difficult for us to achieve our business objectives and would have a negative impact on our business, financial condition and results of operations.

Our business and operating results could be harmed if we fail to manage our growth or change.

Our business may experience periods of rapid change and/or growth that could place significant demands on our personnel and financial resources. To manage possible growth and change, we must continue to try to locate skilled employees and professionals and adequate funds in a timely manner.

Our business strategy includes making acquisitions and investments that complement our existing business. These acquisitions and investments could be unsuccessful or consume significant resources, which could adversely affect our operating results.

We will continue to analyze and evaluate the acquisition of strategic businesses or product lines with the potential to strengthen our industry position or enhance our existing set of products and service offerings. We cannot assure you that we will identify or successfully complete transactions with suitable acquisition candidates in the future, nor can we assure you that completed acquisitions will be successful.

Acquisitions and investments may involve significant expenditures, debt incurrence, operating losses and expenses that could have a material adverse effect on our business, financial condition, results of operations and cash flows. Acquisitions involve numerous other risks, including:

•	diversion of management time and attention from daily operations;

•	difficulties integrating acquired businesses, technologies and personnel into our business;

•	difficulties in obtaining and verifying the financial statements and other business information of acquired businesses;

•	inability to obtain required regulatory approvals and/or required financing on favorable terms;

•	potential loss of key employees, key contractual relationships or key customers of acquired companies or of us;

•	assumption of the liabilities and exposure to unforeseen liabilities of acquired companies; and

•	dilution of interests of holders of shares of our common stock through the issuance of equity securities or equity-linked securities.

It may be difficult for us to complete transactions quickly and to integrate acquired operations efficiently into our current business operations. Any acquisitions or investments may ultimately harm our business or financial condition, as such acquisitions may not be successful and may ultimately result in impairment charges.

Our insurance coverage or third party indemnification rights may not be sufficient to cover our legal claims or other losses that we may incur in the future.

We maintain insurance, including property, general and product liability, and workers’ compensation to protect ourselves against potential loss exposures. In the future, insurance coverage may not be available at adequate levels or on adequate terms to cover potential losses, including on terms that meet our customer’s requirements. If insurance coverage is inadequate or unavailable, we may face claims that exceed coverage limits or that are not covered, which could increase our costs and adversely affect our operating results.

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our products and brand.

We have invested significant resources to protect our brands and intellectual property rights. However, we may be unable or unwilling to strictly enforce our intellectual property rights, including our trademarks, from infringement. Our failure to enforce our intellectual property rights could diminish the value of our brands and product offerings and harm our business and future growth prospects.

We may be subject to intellectual property rights claims, which are costly to defend, could require us to pay damages and could limit our ability to sell some of our products.

Our industry is characterized by vigorous pursuit and protection of intellectual property rights, which has resulted in protracted and expensive litigation for several companies. Third parties may assert claims of misappropriation of trade secrets or infringement of intellectual property rights against us or against our end customers or partners for which we may be liable.

As our business expands, the number of products and competitors in our markets increases and product overlaps occur, infringement claims may increase in number and significance. Intellectual property lawsuits are subject to inherent uncertainties due to the complexity of the technical issues involved, and we cannot be certain that we would be successful in defending ourselves against intellectual property claims. Further, many potential litigants have the capability to dedicate substantially greater resources than we can to enforce their intellectual property rights and to defend claims that may be brought against them. Furthermore, a successful claimant could secure a judgment that requires us to pay substantial damages or prevents us from distributing products or performing certain services.

An increase in product returns could negatively impact our operating results and profitability.

We permit the return of damaged or defective products and accept limited amounts of product returns in certain instances. While such returns have historically been nominal and within management’s expectations and the provisions established, future return rates may differ from those experienced in the past. Any significant increase in damaged or defective products or expected returns could have a material adverse effect on our operating results for the period or periods in which such returns materialize.

We have no manufacturing capacity and anticipate continued reliance on third-party manufacturers for the development and commercialization of our products.

We do not currently operate manufacturing facilities for production of our products. We lack the resources and the capabilities to manufacture our products on a commercial scale. We do not intend to develop facilities for the manufacture of products in the foreseeable future. We rely on third-party manufacturers to produce bulk products required to meet our sales needs. We plan to continue to rely upon contract manufacturers to manufacture commercial quantities of our products.

Our contract manufacturers’ failure to achieve and maintain high manufacturing standards, in accordance with applicable regulatory requirements, or the incidence of manufacturing errors, could result in consumer injury or death, product shortages, product recalls or withdrawals, delays or failures in product testing or delivery, cost overruns or other problems that could seriously harm our business. Contract manufacturers often encounter difficulties involving production yields, quality control and quality assurance, as well as shortages of qualified personnel. Our existing manufacturers and any future contract manufacturers may not perform as agreed or may not remain in the contract manufacturing business. In the event of a natural disaster, business failure, strike or other difficulty, we may be unable to replace a third-party manufacturer in a timely manner and the production of our products would be interrupted, resulting in delays, additional costs and reduced revenues.

A shortage in the supply of key raw materials could increase our costs or adversely affect our sales and revenues.

All of our raw materials for our products are obtained from third-party suppliers. Since all of the ingredients in our products are commonly used, we have not experienced any shortages or delays in obtaining raw materials. If circumstances changed, shortages could result in materially higher raw material prices or adversely affect our ability to have a product manufactured. Price increases from a supplier would directly affect our profitability if we are not able to pass price increases on to customers. Our inability to obtain adequate supplies of raw materials in a timely manner or a material increase in the price of our raw materials could have a material adverse effect on our business, financial condition and results of operations.

Because we are subject to numerous laws and regulations, and we may become involved in litigation from time to time, we could incur substantial judgments, fines, legal fees and other costs.

Our industry is highly regulated. The manufacture, labeling and advertising for our products are regulated by various federal, state and local agencies as well as those of each foreign country to which we distribute. These governmental authorities may commence regulatory or legal proceedings, which could restrict the permissible scope of our product claims or the ability to manufacture and sell our products in the future. The U.S. Food and Drug Administration, or FDA, regulates our products to ensure that the products are not adulterated or misbranded. Failure to comply with FDA requirements may result in, among other things, injunctions, product withdrawals, recalls, product seizures, fines and criminal prosecutions. Our advertising is subject to regulation by the Federal Trade Commission, or FTC, under the Federal Trade Commission Act. In recent years the FTC has initiated numerous investigations of dietary supplement and weight loss products and companies. Additionally, some states also permit advertising and labeling laws to be enforced by private attorney generals, who may seek relief for consumers, seek class action certifications, seek class wide damages and product recalls of products sold by us. Any of these types of adverse actions against us by governmental authorities or private litigants could have a material adverse effect on our business, financial condition and results of operations.

Risks Relating to Ownership of Our Securities

Our stock price may be volatile, which may result in losses to our shareholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies listed on the over-the-counter Bulletin Board quotation system in which shares of our common stock are listed, have been volatile in the past and have experienced sharp share price and trading volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many factors, including the following, some of which are beyond our control:

	variations in our operating results;

	changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;

	changes in operating and stock price performance of other companies in our industry;

	additions or departures of key personnel; and

	future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock.

Our common shares may become thinly traded and you may be unable to sell at or near ask prices, or at all.

We cannot predict the extent to which an active public market for trading our common stock will be sustained.

This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community who generate or influence sales volume.  Even if we came to the attention of such persons, those persons tend to be risk-averse and may be reluctant to follow, purchase, or recommend the purchase of shares of an unproven company such as ours until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock is particularly volatile given our status as a relatively small company, which could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

We do not anticipate paying any cash dividends to our common shareholders.

We presently do not anticipate that we will pay dividends on any of our common stock in the foreseeable future. If payment of dividends does occur at some point in the future, it would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any common stock dividends will be within the discretion of our Board of Directors. We presently intend to deploy available capital to execute our business plan; accordingly, we do not anticipate the declaration of any dividends for common stock in the foreseeable future.

Because the SEC imposes additional sales practice requirements on brokers who deal in shares of penny stocks, some brokers may be unwilling to trade our securities. This means that you may have difficulty reselling your shares, which may cause the value of your investment to decline.

Our shares are classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) which imposes additional sales practice requirements on brokers-dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, broker-dealers must make a special suitability determination and receive a written agreement from you prior to making a sale on your behalf. Because of the imposition of the foregoing additional sales practices, it is possible that broker-dealers will not want to make a market in our common stock. This could prevent you from reselling your shares and may cause the value of your investment to decline.

Financial Industry Regulatory Authority (FINRA) sales practice requirements may limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

Volatility in our common share price may subject us to securities litigation.

The market for our common stock is characterized by significant price volatility as compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

The elimination of monetary liability against our director, officer and employees under Nevada law and the existence of indemnification rights of our director, officer and employees may result in substantial expenditures by our Company and may discourage lawsuits against our director, officer and employees.

Our articles of incorporation provide that directors and officers of the Company will not be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or the payment of dividends.  In addition, our bylaws implement indemnification provisions requiring the Company to indemnify our directors to the fullest extent permitted by state law, and permit our board of directors to indemnify our officers.  We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

Our business is subject to changing regulations related to corporate governance and public disclosure that have increased both our costs and the risk of noncompliance.

Because our common stock is publicly traded, we are subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities, including the Public Company Accounting Oversight Board, the SEC and FINRA, have issued requirements and regulations and continue to develop additional regulations and requirements in response to corporate scandals and laws enacted by Congress, most notably the Sarbanes-Oxley Act of 2002. Our efforts to comply with these regulations have resulted in, and are likely to continue resulting in, increased general and administrative expenses and diversion of management time and attention from revenue-generating activities to compliance activities. Because new and modified laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices.

We will incur increased costs and compliance risks as a result of becoming a public company.

As a public company, we will incur significant legal, accounting and other expenses that Health Education did not incur as a private company prior to the share exchange closing.

We will incur costs associated with our public company reporting requirements. We also anticipate that we will incur costs associated with recently adopted corporate governance requirements, including certain requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the SEC and FINRA.  We expect these rules and regulations, in particular Section 404 of the Sarbanes-Oxley Act of 2002, to significantly increase our legal and financial compliance costs and to make some activities more time-consuming and costly. Like many smaller public companies, we face a significant impact from required compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Section 404 requires management of public companies to evaluate the effectiveness of internal control over financial reporting and the independent auditors to attest to the effectiveness of such internal controls and the evaluation performed by management. The SEC has adopted rules implementing Section 404 for public companies as well as disclosure requirements. The Public Company Accounting Oversight Board, or PCAOB, has adopted documentation and attestation standards that the independent auditors must follow in conducting its attestation under Section 404. We are currently preparing for compliance with Section 404; however, there can be no assurance that we will be able to effectively meet all of the requirements of Section 404 as currently known to us in the currently mandated timeframe. Any failure to implement effectively new or improved internal controls, or to resolve difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet reporting obligations or result in management being required to give a qualified assessment of our internal controls over financial reporting or our independent auditors providing an adverse opinion regarding management’s assessment. Any such result could cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Sales of our currently issued and outstanding stock may become freely tradable pursuant to Rule 144 and may dilute the market for your shares and have a depressive effect on the price of the shares of our common stock.

A majority of the outstanding shares of our common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) (“Rule 144”). As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. Rule 144 provides in essence that one year following a company ceasing to be a “shell company” and filing Form 10 information with the SEC to that effect, a non-affiliate who has held restricted securities for a period of at least six months may sell their shares of common stock. Under Rule 144, affiliates who have held restricted securities for a period of at least six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company’s outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale (the four calendar week rule does not apply to companies quoted on the OTCQB). Pursuant to Rule 144, shareholders must wait at least one year from the date of the filing of Form 10 information unless we file a registration statement for the sale of such shares prior thereto. A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop.

The Equity Line of Credit may result in dilution to our stockholders.

Pursuant to the Equity Line of Credit, Southridge committed to purchase up to $10 million of our common stock. If we sell shares to Southridge under the Equity Line of Credit, it will have a dilutive effect on the holdings of our current stockholders, and may result in downward pressure on the price of our common stock. If we exercise our right to sell shares to Southridge (the "Put Right") under the Equity Line of Credit, we will issue shares to Southridge at a discount of more than 10% to the market price, with the issuance price to Southridge equal to 90% of the average of the lowest three (3) daily volume weighted average prices of our common stock for the ten (10) trading days immediately following clearing of an estimated number of shares to Southridge.  If we exercise our Put Right when our share price is decreasing, we will need to issue more shares to raise the same amount than if our stock price was higher.  Issuances in the face of a declining share price will have an even greater dilutive effect than if our share price were stable or increasing, and may further decrease our share price.

Forward-Looking Statements

Statements in this prospectus may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this prospectus, including the risks described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus and in other documents which we file with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to our ability to raise any financing which we may require for our operations, competition, government regulations and requirements, pricing and development difficulties, our ability to make acquisitions and successfully integrate those acquisitions with our business, as well as general industry and market conditions and growth rates, and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of common stock offered by Southridge. However, we will receive proceeds from the sale of our common stock to Southridge pursuant to the Equity Purchase Agreement. The proceeds from our exercise of the Put Right pursuant to the Equity Purchase Agreement will be used for working capital.

Selling Security Holder

The following table details the name of each selling stockholder, the number of shares owned by Southridge, the sole selling stockholder, and the number of shares that may be offered by Southridge.  Southridge is not a broker-dealer. Southridge is deemed an underwriter, and therefore this offering is also considered an indirect primary offering.  Southridge may sell up to 6,500,000 shares, which are issuable upon the exercise of our Put Right with Southridge.  Southridge will not assign its obligations under the Equity Line of Credit.  Neither we, nor any of our predecessors or affiliates, have or have had within the past three years any material relationship with Southridge or any of its predecessors or affiliates.

Name	Total number of shares owned prior to offering	Percentage of shares owned prior to offering	Number of shares being offered	Percentage of shares owned after the offering assuming all of the shares are sold in the offering

Southridge Partners II, LP	0	0%	6,500,000	0%

Plan of Distribution

This prospectus includes 6,500,000 shares of common stock offered by Southridge.

Southridge may, from time to time, sell any or all of its shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which our shares are traded or in private transactions. These sales may be at fixed or negotiated prices. Southridge may use any one or more of the following methods when selling shares:

•	Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	An exchange distribution in accordance with the rules of the applicable exchange;
•	Privately negotiated transactions;
•	Settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	Broker-dealers may agree with Southridge to sell a specified number of such shares at a stipulated price per share;
•	Through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	A combination of any such methods of sale; or
•	Any other method permitted pursuant to applicable law.

Southridge may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that Southridge will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then-market price. Southridge and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, will be deemed to be “underwriters” as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Southridge is not permitted to assign its obligations under the Equity Purchase Agreement.

We are paying all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to Southridge, but excluding brokerage commissions or underwriter discounts. Southridge, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter.  Southridge has not entered into any agreement with a prospective underwriter; however, there is no assurance that any such agreement will not be entered into.

Southridge may pledge its shares to its brokers under the margin provisions of customer agreements. If Southridge defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. Southridge and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, Southridge or any other such person. In the event that Southridge is deemed affiliated with purchasers or distribution participants within the meaning of Regulation M, then Southridge will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, Southridge is contractually restricted from engaging in short sells. All of these limitations may affect the marketability of the shares.

We have agreed to indemnify Southridge against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholder may be required to make in respect of such liabilities. If the selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

We agreed to use our best reasonable efforts to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by Southridge without registration and without regard to any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect, or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. Since Southridge is deemed an underwriter, Rule 144 of the Securities Act of 1933, as amended, is unavailable for the resale of the shares by Southridge.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

•         Contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•         Contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements;

•         Contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

•         Contains a toll-free telephone number for inquiries on disciplinary actions;

•         Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•         Contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

•         Bid and offer quotations for the penny stock;

•         The compensation of the broker-dealer and its salesperson in the transaction;

•         The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•         Monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling those securities.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS AND COUNSEL

The financial statements included in this prospectus have been audited by Mantyla McReynolds, LLC to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.  Brunson Chandler & Jones, PLLC has provided an opinion on the validity of our common stock.

DESCRIPTION OF BUSINESS

Our Corporate History and Background

We were incorporated in the State of Nevada on March 15, 2007 as Buka Ventures Inc. (“Buka Ventures”).  We were a development stage company and did not generate any revenues under our Buka Ventures operations.

On September 19, 2013, we acquired Health Education Corporation dba NutraNomics, a Utah corporation (“Health Education”), by issuing shares of our common stock to Health Education’s shareholders.  As a result, Health Education has become our wholly owned subsidiary, and we now carry on the business of research, development and sales of nutritional products.  Health Education was founded in 1995 by our director and officer, Dr. Tracy K. Gibbs, and by 1997 produced and branded its own product line.  Since then, we have formulated more than 480 nutritional supplements, including formulating vitamin, mineral, herbal, and probiotic supplements, and we have expanded our own product range.  The Company sells its own brand of supplements in multiple countries direct to the public.  The Company also performs research and development services and outsource-manufacturing for third parties.

In addition to creating supplement formulations for other nutrition companies and marketing its own products, the Company’s operations have incorporated two recent important innovations, one of which was developed by Dr. Gibbs:  Nutritional Blood Analysis (NBA), which quantifies a customer’s nutritional profile from a single drop of blood; and the patented Assimilation Enhancing System (AES™, US Patent Number 7,235,390), which was designed by Dr. Gibbs to improve the absorption of nutrients. The AES™ is a combination of enzymes and their co-factors that are designed to break down or digest nutrients more quickly so that the nutrients can be absorbed faster and more completely into the blood stream than if the AES™ were not present.

We use all-natural products and no fillers, and, to our knowledge, are one of the few supplement companies to exclusively use carcinogen-free 100%-pure cellulose capsules for our products. Despite these additional expenses, our products are competitively priced to provide value to consumers who are seeking the highest quality products rather than the lowest price.

Products and Services

We offer a number of nutritional products as well as educational services, including several types of analyses, trainings, certifications, and group presentations to individuals and industry professionals. Although our educational services are not directly responsible for any of our total revenues, the services do provide an excellent marketing tool. Following is a brief overview of some of these products and services.

The Works

•         The Works is a whole food, multi-vitamin and mineral blend, containing vitamins and minerals

•         Contains the patented AES™

•         Contains the patented Glycoprotein Matrix® (GPM, Patent #6,864,231, #6,942,856, & #7,138,113)

•         Capsules are 100% Pure Hypromellose Capsules (HPMC). They are SLS-free (free of Sodium Lauryl Sulfate), TiO2-free (free of titanium dioxide), and do not contain carcinogens.

Mobility and Flexibility Complex

  A natural supplement that may aid with inflammation
  Contains the clinically studied ingredient Wokvel® (Boswellia Serrata Extract)
  Contains the patented AES™
  Capsules are 100% Pure Hypromellose Capsules (HPMC). They are SLS-free, TiO2-free, and do not contain carcinogens.

PhytoNutrient

  A natural supplement containing several antioxidants
  Contains the patented AES™
  Contains the patented Pomella® of Verdure Sciences, Inc. (Patent #7,638,640, #7,897,791, & #7,919,536)

Immune Modulating Complex

  A supplement designed to be used on a daily basis that may modulate the lymphatic and glandular system
  Contains the patented AES™
  Capsules are 100% Pure Hypromellose Capsules (HPMC). They are SLS-free, TiO2-free, and do not contain carcinogens.

Total Body Detox

  A supplement designed to be used on a daily basis
  Contains the patented AES™
  Capsules are 100% Pure Hypromellose Capsules (HPMC). They are SLS-free, TiO2-free, and do not contain carcinogens.

***The statements included in the above product descriptions have not been evaluated by the Food and Drug Administration. These products are not intended to diagnose, treat, cure or prevent any disease.***

Nutritional Blood Analysis

Our Nutritional Blood Analysis is a powerful tool that one of our technicians and a customer can use to examine the customer’s blood cells on a video monitor, live, in real time. Using a single drop of blood, a trained technician can pinpoint several nutritional deficiencies in a 30-minute to 1-hour one-on-one session with the customer. Nutritional Blood Analysis empowers customers to understand their own unique nutritional profiles and needs, and bridges the gap between seeing a nutritional specialist and conducting general online research.

Lectures and Seminars

Educating potential and existing customers remains one of our primary marketing tools. Dr. Gibbs and other members of our staff are active keynote speakers at events and seminars targeted at medical professionals, health store operators, and individuals. The Company’s speakers and health educators have presented at numerous meetings and shows, including women's associations, health shows, and private organizations.

Educational Courses and Materials

We have an educational course available on the subject of Live Cell Morphology.

Raw Materials, Production and Fulfillment

We outsource all of our production and fulfillment in order to maintain management’s focus on new product and market development. However, our commitment to the quality and consistency of our products is reflected in the selection of all aspects of production.  All of our supplements are processed by manufacturers with which we have longstanding relationships. To our knowledge, each follows the strictest Good Manufacturing Practices (GMPs) and quality controls to ensure purity in all of our products. We use facilities around the world to ensure that production will continue in the event of a disturbance in operation at any given location, and we source some of our raw materials directly.

Sales and Marketing

The highly fragmented, competitive nature of the nutraceutical market makes sales and marketing efforts within the sector largely relationship driven. We use a number of tools to establish and maintain these relationships with consumers, including lectures, blood tests, internet questionnaires, and point systems.   We have introduced an employee incentive program and brought in motivational sales trainers to build morale and keep employees focused on sales.

Direct Retail Sales

Direct retail sales generate our largest profit margin. Whereas many companies spend millions of dollars on magazine ads, commercials, and internet marketing to effectively saturate the market with their product name, our education-based marketing utilizes three tools to drive direct consumer sales.

The first of these tools is Nutritional Blood Analysis. For a fee of $60, customers receive a 30-minute to 1-hour consultation and analysis of their blood. Upon completion of the session, customers receive a written summary of the results and a recommended regimen. Many of our customers who receive a Nutritional Blood Analysis purchase our supplements.

The second tool is the NutraQuiz. This Web-based questionnaire uses a proprietary algorithm to determine a customized nutrition regimen for customers based upon their answers to a 48-point lifestyle/health concerns survey. The program then generates a report tailored to the individual, providing a suggested regimen for improvement of areas of concern. Products can then be purchased through one of our retail outlets or directly online.

The third tool is a points system. Web-based customers are invited to participate in NutraPoints our loyalty program. Through NutraPoints, we can track our customers’ purchases and their referrals. NutraPoints Members are awarded points for every dollar spent by a referred person. These points can then be redeemed on the member’s next order.

Wholesale/Outlet

Wholesale sales currently constitute approximately 10% of our revenue. However, with only approximately 150 retail stores out of thousands of health/food store outlets in the market carrying our products, the potential for growth is substantial.

Although product placement in such outlets is typically controlled by large distributors, we have circumvented this channel and gone direct to retailers using the Nutritional Blood Analysis program.  In addition to serving as a lead generator for the retail outlet, the Nutritional Blood Analysis service is a profit center for our company. Not only does it have a high conversion-to-sale rate, Nutritional Blood Analysis is also a valuable tool for monitoring the success of the program for customers.

While this method is slower than going in through distributors, we believe that the educational component is critical to our long-term success. Not only does it provide customers with a true “value,” but it also enables participating retailers to differentiate themselves from competitors. Our marketing focus is on contrasting our products with our competitors’ as we are dedicated to using all-natural ingredients and 100% carcinogen-free capsules. Once our representative has established a relationship with the retail operator, our approach is to ask store owners to highlight the advantages of our product line—all natural, the AES feature, and carcinogen-free capsules—then encourage them to drop any product that cannot compare favorably with our products. This approach has proven effective, and the costs of placing our products in retail locations have been minimized as compared to using a large distributor.

International Sales

International sales have come primarily as a result of the efforts of Dr. Gibbs and his relationships within these markets. We currently sell products in six countries, but the majority of international sales are generated in Japan, where we have been active since 1996.  Our success in Japan, one of the only regulated nutraceutical markets in the world, has resulted in entry to neighboring Taiwan, the Philippines, Malaysia, Singapore, and Thailand.

Private Labeling

We can re-brand any NutraNomics product with a private label as long as the customer is selling the product in a territory or country where our products are not being sold. If desired, we can assist with the design, production, and shipping of packages.

Custom Formulations

We can develop a product line specifically tailored to a customer’s needs. To date, we have formulated products for numerous OEM clients, including vitamins, enzymes, antioxidants, minerals, amino acids, cosmetics, and toiletries. In addition to the custom formulas of our products, NutraNomics incorporates its patented AES™ system.

International Services

The majority of our international sales are generated in Japan, where the Company has been active since 1996.  We have also since generated sales in Taiwan, the Phillipines, Malaysia, Singapore, and Thailand.

Growth Strategy

Our management has developed a multi-lateral strategy for growth, comprised of the following tactics:

•         Increase Sales of Existing Products in Existing Market

•         Execute Launch of International Partnerships

o    We believe that a real opportunity for growth is in the international community, where the markets are still nascent and overall economic growth is expected to outpace that of the United States.   We will be focusing our efforts on Malaysia, the Philippines, China, Brazil, and Japan.

•         Expand Product and Service Offerings

o    We believe that future candidates for product line expansion will come through a variety of sources, including internal research and development, market trends, customer demand, third-party contract work, and acquisition.

•         Establish Royalty Agreements for AESTM Delivery System

•         Continue to Build the OEM Division

o    We believe that an opportunity exists in the competitive Direct Sales and Network Marketing sector. For a company to be successful in this market, we believe it is important for them to supply their distributors with quality products and innovative marketing ideas. Many new and existing Multi-Level and Network Marketing companies may not have money to fund R&D departments, and most large contract manufacturers may rarely customize a formula for a small company. Without the ability to bring on new and unique products, many of these companies may fail. For this reason, our custom formulation services may be attractive for MLM firms, giving us a competitive advantage.

Market

According to a new market report published by Transparency Market Research "Nutraceuticals Product Market: Global Market Size, Segment and Country Analysis & Forecasts (2007-2017)", the global nutraceutical product market reached $142.1 billion in 2011 and is expected to reach $204.8 billion by 2017, growing at a CAGR of 6.3% from 2012 to 2017. Asia Pacific (including Japan) is expected to have the second largest market share after North America by 2017.

In 2011, the Functional food and beverage market reached $93.0 billion, registering a growth rate of 6.0% from 2007 to 2011. North America enjoyed the highest market share for nutraceutical products at $56.4 billion in 2011.

Nutraceuticals provide health benefits and help in healing and prevention of diseases. The global nutraceutical product market is primarily categorized on the basis of functional food, functional beverages and dietary supplements. The global nutraceutical market is growing primarily on account of growth in the dietary supplement segment. North America has the highest market share for the nutraceutical product market, which is primarily supported by the U.S. health conscious consumers segment.

The global nutraceutical market is estimated to have a growth rate of 6.6% during the forecasted period (2012-2017) in protein and peptides segment of dietary supplement market. The non-herbal segment of dietary supplement market will have a growth rate of 6.3% from 2012 to 2017. The omega fatty acid fortified food segment of functional food market will have a growth rate of 6.7% during the forecasted period.

The North America and Asia Pacific nutraceutical market is expected to have a market share of 39.2% and 30.4%, respectively in 2017. The dietary supplement market will be the fastest growing market from 2012 to 2017 as it helps in improving the body’s ability to heal and protect itself. This report categorizes the nutraceutical market into six geographic regions namely: North America, Western Europe, Eastern Europe, Asia-Pacific, Latin America, and Middle East & Africa.

Competition

The U.S. nutritional supplements retail industry is a large, highly fragmented and growing industry, with no single industry participant accounting for a majority of total industry retail sales. We believe competition is based on price, quality and assortment of products, customer service, marketing support and availability of new products. In addition, the market is highly sensitive to the introduction of new products.

We compete with both publicly and privately owned companies, which are highly fragmented in terms of geographical market coverage and product categories. We also compete with other specialty retailers, supermarkets, drugstores, mass merchants, multi-level marketing organizations, mail-order companies, other internet sites and a variety of other smaller participants. We believe that the market is highly sensitive to the introduction of new products. In the United States, many of our competitors have national brands that are heavily advertised and are manufactured by large pharmaceutical and food companies and other retailers. Most supermarkets, drugstores and mass merchants have narrow product offerings limited primarily to simple vitamins, herbs and popular third-party diet products. Our international competitors also include large international pharmacy chains and major international supermarket chains, as well as other large U.S.-based companies with international operations.

Many of our competitors have had longer operating histories, better brand recognition and greater financial resources than we do.  In order for us to successfully compete in our industry we will need to:

  develop our brand;
  leverage our management’s contacts and business experience to develop a wider customer base;
  develop a comprehensive marketing system for retail clients; and
  increase our financial resources.

However, there can be no assurance that even if we do these things we will be able to compete effectively with the other companies in our industry.

As we are a relatively small company, we face the same problems as other small companies in any industry, including the lack of available funds, lack of established distribution channels or large customer base. Our competitors may be substantially larger and better funded than us, and have significantly longer histories of operation and development than us. In addition, they may be able to provide more competitive products than we can and generally be able to respond more quickly to new or emerging technologies and changes in legislation and regulations relating to the industry. Additionally, our competitors may devote greater resources to the development, promotion and sale of their products or services than we do. Increased competition could also result in loss of key personnel, reduced margins or loss of market share, any of which could harm our business.

Intellectual Property

We have acquired the rights, via license with NutraNomics’s founder, Dr. Tracy Gibbs, to US patent #7,235,390 B2 for the Assimilation Enhancing System (AES™) (there is also a patent pending for the AES™ in Japan).  We also have various trademarks and logo registrations in several countries (e.g., China trademark for NutraNomics logo, application #9729947).

We own the rights to our website: www.nutranomics.com.

We also rely upon trade secrets, know-how, continuing technological innovations and licensing opportunities to develop and maintain our competitive position. We protect our intellectual property rights through a variety of methods, including trademark, patent and trade secret laws, as well as confidentiality agreements and proprietary information agreements with vendors, employees, consultants and others who have access to our proprietary information. Protection of our intellectual property often affords us the opportunity to enhance our position in the marketplace by precluding our competitors from using or otherwise exploiting our technology and brands. We are also a party to the following two intellectual property license agreements relating to certain of our future products.

On March 10, 2013, we (Health Education) entered into License and Distribution Agreement with Nutriband USA, LLC (“Nutriband”) to nonexclusively research and develop a dermal patch nutrient delivery system, and exclusively license and distribute nutritional supplement dermal patches (the “Nutriband Products”) in the United States and Canada, for which Nutriband will receive a 10% royalty on our gross sales of any Nutriband Products.  The license may only be terminated by the agreement of both parties, and we have not yet sold any Nutribrand Products.

On November 18, 2013, our wholly owned subsidiary, Health Education, entered into a License with Gennesar Nutraceuticals, LLC d/b/a Genesar Nutraceuticles, a Utah limited liability company (“Genesar”), wherein Health Education received a worldwide exclusive license to all rights relating to, and intellectual property regarding, GenEpic™, a dietary supplement.  In connection with the execution of the License Agreement, Genesar is entitled to receive 100,000 restricted shares of our (Nutranomics, Inc.) common stock, a royalty fee of $4/box of 30 sachets of GenEpic sold by Health Education beginning after 4,000 boxes have been sold, and a payment of $200,000, due by December 1, 2013, $140,000 of which was paid subsequent to December 1, 2013.  The License Agreement has an initial term of 36 months, and will automatically renew for another 36-month term unless terminated by providing 90 days written notice to the other party prior to the end of the term.   Our CEO and Director, Dr. Gibbs, is a non-managing member (minority owner) of Genesar.

The duration of our trademark registrations is generally 10, 15 or 20 years, depending on the country in which the marks are registered, and the registrations can be renewed by us. The scope and duration of our intellectual property protection varies throughout the world by jurisdiction and by individual product.

Government Regulations

Domestic

The manufacture, packaging, labeling, advertising, promotion, distribution and sale of our products are subject to regulation by one or more federal agencies, including the FDA, Consumer Product Safety Commission, or CPSC, and the U.S. Department of Agriculture, or USDA. Advertising and other forms of promotion and methods of marketing are subject to regulation primarily by the U.S. Federal Trade Commission, or FTC, which regulates these activities under the Federal Trade Commission Act, or FTCA. The foregoing matters regarding our products are also regulated by various state and local agencies as well as those of each foreign country to which we distribute our products.

The Dietary Supplement Health and Education Act of 1994, or DSHEA, amended the Federal Food, Drug, and Cosmetic Act, or FFDC Act, to establish a new framework governing the composition, safety, labeling, manufacturing and marketing of dietary supplements. All of the products we market are regulated as dietary supplements under the FFDC Act.

Generally, under the FFDC Act, dietary ingredients that were marketed in the United States prior to October 15, 1994 may be used in dietary supplements without notifying the FDA. “New” dietary ingredients (i.e., dietary ingredients that were “not marketed in the United States before October 15, 1994”) must be the subject of a new dietary ingredient notification submitted to the FDA unless the ingredient has been “present in the food supply as an article used for food” without being “chemically altered”. A new dietary ingredient notification must provide the FDA with evidence of a “history of use or other evidence of safety” establishing that use of the dietary ingredient “will reasonably be expected to be safe”. A new dietary ingredient notification must be submitted to the FDA at least 75 days before it is initially marketed. The FDA may determine that a new dietary ingredient notification does not provide an adequate basis to conclude that the ingredient is reasonably expected to be safe. Such a determination could prevent the marketing of the dietary ingredient. The FDA recently issued draft guidance governing the notification for new dietary ingredients. Although FDA guidance is not mandatory, and companies are free to use an alternative approach if the approach satisfies the requirements of applicable laws and regulations, FDA guidance is a strong indication of the FDA’s “current thinking” on the topic discussed in the guidance, including its position on enforcement. At this time, it is difficult to determine whether the draft guidance, if finalized, would have a material impact on our operations. However, if the FDA were to enforce the applicable statutes and regulations in accordance with the draft guidance as written, this manner of enforcement could require us to incur additional expenses, which could be significant, and negatively impact our business in several ways, including, but not limited to, enjoining the manufacturing of our products until the FDA determines that we are in compliance and can resume manufacturing, which could increase our liability and reduce our growth prospects.

The Dietary Supplement Labeling Act of 2011, which was introduced in July 2011 (S1310), would amend the FFDC Act to, among other things, (i) require dietary supplement manufacturers to register the dietary supplements that they manufacture with the FDA (and provide a list of the ingredients in and copies of the labels and labeling of the supplements), (ii) mandate the FDA and the Institute of Medicine (a non-governmental, nonprofit organization that provides advice to the public and decision makers, such as the FDA, concerning health issues) to identify dietary ingredients that cause potentially serious adverse effects, (iii) require warning statements for dietary supplements containing potentially unsafe ingredients and (iv) require that the FDA define the term “conventional food”. If the bill is reintroduced and enacted, it could restrict the number of dietary supplements available for sale, increase our costs, liabilities and potential penalties associated with manufacturing and selling dietary supplements, and reduce our growth prospects.

The Dietary Supplement Safety Act (S3002) was introduced in February 2010 and would repeal the provision of DSHEA that permits the sale of all dietary ingredients sold in dietary supplements marketed in the United States prior to October 15, 1994, and instead permit the sale of only those dietary ingredients included on a list of Accepted Dietary Ingredients to be issued and maintained by the FDA. The bill also would allow the FDA to: impose a fine of twice the gross profits earned by a distributor on sales of any dietary supplement found to violate the law; require a distributor to submit a yearly report on all non-serious adverse event reports received during the year to the FDA; and allow the FDA to recall any dietary supplement it determines with “a reasonable probability” would cause serious adverse health consequences or is adulterated or misbranded. The bill also would require any dietary supplement distributor to register with the FDA and submit a list of the ingredients in and copies of the labels of its dietary supplements to the FDA and thereafter update such disclosures yearly and submit any new dietary supplement product labels to the FDA before marketing any dietary supplement product. If this bill is reintroduced and enacted, it could severely restrict the number of dietary supplements available for sale and increase our costs and potential penalties associated with selling dietary supplements.

The FDA or other agencies could take actions against products or product ingredients that in its determination present an unreasonable health risk to consumers that would make it illegal for us to sell such products. In addition, the FDA could issue consumer warnings with respect to the products or ingredients in such products at the point they are sold to end users. Such actions or warnings could be based on information received through FFDC Act-mandated reporting of serious adverse events. The FDA in recent years has applied these procedures to require that consumers be warned to stop using certain dietary supplements. For businesses that have been subjected to these regulatory actions, sales have been reduced and the businesses have been required to pay refunds for recalled products.

In general, we seek representations and warranties, indemnification and/or insurance from our vendors. However, even with adequate insurance and indemnification, any claims of non-compliance could significantly damage our reputation and consumer confidence in our products. In addition, the failure of such products to comply with applicable regulatory and legislative requirements could prevent us from marketing the products or require us to recall or remove such products from the market, which in certain cases could materially and adversely affect our business, financial condition and results of operations.

Under the current provisions of the FFDC Act, there are four categories of claims that pertain to the regulation of dietary supplements. First are health claims that describe the relationship between a nutrient or dietary ingredient and a disease or health related condition and can be made on the labeling of dietary supplements if supported by significant scientific agreement and authorized by the FDA in advance via notice and comment rulemaking. Second are nutrient content claims which describe the nutritional value of the product and may be made if defined by the FDA through notice and comment rulemaking and if one serving of the product meets the definition. Third are statements of nutritional support or product performance. The FFDC Act permits “statements of nutritional support” to be included in labeling for dietary supplements without FDA pre-market approval. These statements must be submitted to the FDA within 30 days of marketing and may describe how a particular dietary ingredient affects the structure, function or general well-being of the body, or the mechanism of action by which a dietary ingredient may affect body structure, function or well-being, but may not expressly or implicitly represent that a dietary supplement will diagnose, cure, mitigate, treat or prevent a disease. A company that uses a statement of nutritional support in labeling must possess scientific evidence substantiating that the statement is truthful and not misleading. The fourth category is drug claims.  Representations that a product is intended to diagnose, mitigate, treat, cure, or prevent a disease, are prohibited from use in the labeling of dietary supplements, and we make no drug claims regarding our products.

We may make claims for our dietary supplement products regarding three of the four categories, that are statements of nutritional support, health claims and nutrient content claims when authorized by the FDA, or that otherwise are allowed by law. The FDA’s interpretation of what constitutes an acceptable statement of nutritional support may change in the future, thereby requiring that we revise our labeling. These regulatory activities include those discussed above concerning products marketed before October 15, 1994 or afterwards, and the requirements of 75 days advance notice to the FDA before marketing products containing new dietary ingredients. There is no assurance that the FDA will accept the evidence of safety for any new dietary ingredients that we may wish to market, and the FDA’s refusal to accept that evidence could prevent the marketing of the new dietary ingredients and dietary supplements containing a new dietary ingredient. If the FDA determines that a particular statement of nutritional support is an unacceptable drug claim, conventional food claim or an unauthorized version of a “health claim”, or, if the FDA determines that a particular claim is not adequately supported by existing scientific data or is false or misleading, we would be prevented from using the claim.

In addition, DSHEA provides that so-called “third-party literature”, e.g., a reprint of a peer-reviewed scientific publication linking a particular dietary ingredient with health benefits, may be used “in connection with the sale of a dietary supplement to consumers” without the literature being subject to regulation as labeling. The literature (1) must not be false or misleading; (2) may not “promote” a particular manufacturer or brand of dietary supplement; (3) must present a balanced view of the available scientific information on the subject matter; (4) if displayed in an establishment, must be physically separate from the dietary supplements; and (5) should not have appended to it any information by sticker or any other method. If the literature fails to satisfy each of these requirements, we may be prevented from disseminating such literature with our products, and any dissemination could subject our product to regulatory action as an illegal drug.

Our dietary supplements must also comply with the Dietary Supplement and Nonprescription Drug Consumer Protection Act, which became effective on December 22, 2007. This law amends the FFDC Act to mandate that we report to the FDA any reports of serious adverse events that we receive. Under the law, an “adverse event” is any health-related event associated with the use of a dietary supplement that is adverse, and a “serious adverse event” is any adverse event that results in death, a life-threatening experience, inpatient hospitalization, a persistent or significant disability or incapacity, or a congenital anomaly or birth defect, or requires, based on reasonable medical judgment, a medical or surgical intervention to prevent one of these outcomes. Serious adverse event reports received through the address or phone number on the label of a dietary supplement, as well as all follow-up reports of new medical information received within one year after the initial report, must be submitted to the FDA no later than 15 business days after the report is received. The law also requires recordkeeping for reports of non-serious adverse events as well as serious adverse events for six years following the event, and these records are subject to FDA inspection.

In June 2007, pursuant to the authority granted by the FFDC Act as amended by DSHEA, the FDA published detailed current good manufacturing practice, or cGMP, regulations that govern the manufacturing, packaging, labeling and holding operations of dietary supplement manufacturers. The cGMP regulations, among other things, impose significant recordkeeping requirements on manufacturers. The cGMP requirements are in effect for all manufacturers, and the FDA is conducting inspections of dietary supplement manufacturers pursuant to these requirements. There remains considerable uncertainty with respect to the FDA’s interpretation of the regulations and their actual implementation in manufacturing facilities. The failure of a manufacturing facility to comply with the cGMP regulations renders products manufactured in such facility “adulterated”, and subjects such products and the manufacturer to a variety of potential FDA enforcement actions.

The FDA has also announced its intention to promulgate new cGMPs specific to dietary supplements, to fully enforce DSHEA and monitor compliance with the Bioterrorism Act of 2002. We intend to comply with the new cGMPs once they are adopted. The new cGMPs, predicted to be finalized shortly, would be more detailed and stringent than the cGMPs that currently apply to dietary supplements and may, among other things, require dietary supplements to be prepared, packaged, produced and held in compliance with regulations similar to the cGMP regulations for drugs. There can be no assurance that, if the FDA adopts cGMP regulations for dietary supplements, we will be able to comply with the new regulations without incurring a substantial expense.

In addition, under the Food Safety Modernization Act, or FSMA, which was enacted on January 4, 2011, the manufacturing of dietary ingredients contained in dietary supplements will be subject to similar or even more burdensome manufacturing requirements, which will likely increase the costs of dietary ingredients and will subject suppliers of such ingredients to more rigorous inspections and enforcement. The FSMA will also require importers of food, including dietary supplements and dietary ingredients, to conduct verification activities to ensure that the food they might import meets applicable domestic requirements.

The FDA has broad authority to enforce the provisions of federal law applicable to dietary supplements, including powers to issue a public warning or notice of violation letter to a company, publicize information about illegal products, detain products intended for import, require the reporting of serious adverse events, require a recall of illegal or unsafe products from the market, and request the Department of Justice to initiate a seizure action, an injunction action or a criminal prosecution in the U.S. courts. The FSMA expands the reach and regulatory powers of the FDA with respect to the production and importation of food, including dietary supplements. The expanded reach and regulatory powers include the FDA’s ability to order mandatory recalls, administratively detain domestic products, require certification of compliance with domestic requirements for imported foods associated with safety issues and administratively revoke manufacturing facility registrations, effectively enjoining manufacturing of dietary ingredients and dietary supplements without judicial process. The regulation of dietary supplements may increase or become more restrictive in the future.

Our failure to comply with applicable FDA regulatory requirements could result in, among other things, injunctions, product withdrawals, recalls, product seizures, fines and criminal prosecutions.

Our advertising of dietary supplement products is subject to regulation by the FTC under the FTCA. Section 5 of the FTCA empowers the FTC to prohibit unfair methods of competition and unfair or deceptive acts or practices in or affecting commerce. Section 12 of the FTCA provides that the dissemination of any false advertisement for the purpose of inducing, directly or indirectly, the purchase of drugs or foods, which would include dietary supplements, is an unfair or deceptive act or practice. Additionally, under the FTC’s Substantiation Doctrine, an advertiser is required to have a “reasonable basis” for all objective product claims before the claims are made. Failure to adequately substantiate claims may also be considered an unfair or deceptive practice. Pursuant to this FTC requirement, we are required to have adequate substantiation for all material advertising claims made for our products.

On November 18, 1998, the FTC issued “Dietary Supplements: An Advertising Guide for Industry.” This guide provides marketers of dietary supplements with guidelines for applying FTC law to dietary supplement advertising and reiterates and explains the FTC’s “reasonable basis” determination. It includes examples of the principles that should be used when interpreting and substantiating dietary supplement advertising. Although the guide provides additional explanation, it does not substantively change the FTC’s existing policy that all supplement marketers have an obligation to ensure that claims are presented truthfully and to verify that such claims are adequately substantiated.

The FTC has a variety of processes and remedies available to it for enforcement, both administratively and judicially, including compulsory process, cease and desist orders and injunctions. FTC enforcement can result in orders requiring, among other things, limits on advertising, corrective advertising, consumer redress, divestiture of assets, rescission of contracts and such other relief as may be deemed necessary. Any violation could have a material adverse effect on our business, financial condition and results of operations.

As a result of our efforts to comply with applicable statutes and regulations in the United States and elsewhere, we have from time to time reformulated, eliminated or relabeled certain of our products and revised certain advertising claims. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative orders, when and if promulgated, would have on our business in the future. They could, however, require the reformulation of certain products to meet new standards, the recall or discontinuance of certain products not capable of reformulation, additional record keeping, expanded documentation of the properties of certain products, expanded or different labeling, and/or scientific substantiation. Any or all of such requirements could have a material adverse effect on our business, financial condition and results of operations.

Advertising and labeling for dietary supplements and conventional foods are also regulated by state, county and other local governmental authorities. Some states also permit these laws to be enforced by private attorney generals. These private attorney generals may seek relief for consumers, seek class action certifications, seek class-wide damages, seek class-wide refunds and product recalls of products sold by us. There can be no assurance that state and local authorities will not commence regulatory action, which could restrict the permissible scope of our product advertising claims, or products that can be sold in the future.

Foreign

Our products which we sell or may make plans to sell in foreign countries are also subject to regulation under various national, local and international laws that include provisions governing, among other things, the formulation, manufacturing, packaging, labeling, advertising and distribution of dietary supplements and over-the-counter drugs. These regulations may prevent or delay entry into the market or prevent or delay the introduction, or require the reformulation, of certain of our products. Compliance with such foreign governmental regulations is generally the responsibility of our distributors for those countries. These distributors are independent contractors over whom we have limited control.

Possible New Legislation or Regulation

Legislation may be introduced which, if passed, would impose substantial new regulatory requirements on dietary supplements. For example, although not yet reintroduced in this session of Congress, bills have been repeatedly proposed in past sessions of Congress which would subject the dietary ingredient dehydroepiandrosterone, or DHEA, to the requirements of the Controlled Substances Act, which would prevent the sale of products containing DHEA. In March 2009, the General Accounting Office, or GAO, issued a report that made four recommendations to enhance the FDA’s oversight of dietary supplements. The GAO recommended that the Secretary of the Department of Health and Human Services direct the Commissioner of the FDA to: (1) request authority to require dietary supplement companies to identify themselves as a dietary supplement company and update this information annually, provide a list of all dietary supplement products they sell and a copy of the labels and update this information annually, and report all adverse events related to dietary supplements, not just serious adverse events; (2) issue guidance to clarify when an ingredient is considered a new dietary ingredient, the evidence needed to document the safety of new dietary ingredients, and appropriate methods for establishing ingredient identity; (3) provide guidance to industry to clarify when products should be marketed as either dietary supplements or conventional foods formulated with added dietary ingredients; and (4) coordinate with stakeholder groups involved in consumer outreach to identify additional mechanisms for educating consumers about the safety, efficacy, and labeling of dietary supplements, implement these mechanisms, and assess their effectiveness. These recommendations could lead to increased regulation by the FDA or future legislation concerning dietary supplements.

We cannot determine what effect additional domestic or international governmental legislation, regulations, or administrative orders, when and if promulgated, would have on our business in the future. New legislation or regulations may require the reformulation of certain products to meet new standards, require the recall or discontinuance of certain products not capable of reformulation, impose additional record keeping or require expanded documentation of the properties of certain products, expanded or different labeling, or scientific substantiation.

Environmental Compliance

We are subject to numerous federal, state, local and foreign environmental and health and safety laws and regulations governing our operations, including the handling, transportation and disposal of our non-hazardous and hazardous substances and wastes, as well as emissions and discharges from our operations into the environment, including discharges to air, surface water and groundwater. Failure to comply with such laws and regulations could result in costs for remedial actions, penalties or the imposition of other liabilities. New laws, changes in existing laws or the interpretation thereof, the development of new facts, or changes in our processes could also cause us to incur additional capital and operating expenditures to maintain compliance with environmental laws and regulations and environmental permits. We are also subject to laws and regulations that impose liability and cleanup responsibility for releases of hazardous substances into the environment without regard to fault or knowledge about the condition or action causing the liability. Under certain of these laws and regulations, such liabilities can be imposed for cleanup of previously owned or operated properties, or for properties to which substances or wastes that were sent in connection with current or former operations at its facilities. The presence of contamination from such substances or wastes could also adversely affect our ability to sell or lease our properties or to use them as collateral for financing. From time to time, we have incurred costs and obligations for correcting environmental and health and safety noncompliance matters and for remediation at or relating to certain of our properties or properties at which our waste has been disposed. However, compliance with the provisions of national, state and local environmental laws and regulations has not had a material effect upon our capital expenditures, earnings, financial position, liquidity or competitive position. We believe we have complied with, and are currently complying with, our environmental obligations pursuant to environmental and health and safety laws and regulations and that any liabilities for noncompliance will not have a material adverse effect on our business, financial performance or cash flows. However, it is difficult to predict future liabilities and obligations, which could be material.

Costs of Environmental Compliance

We are not aware of any material violations of environmental permits, licenses or approvals that have been issued with respect to our operations. We expect to comply with all applicable laws, rules and regulations relating to our business, and at this time, we do not anticipate incurring any material capital expenditures to comply with any environmental regulations or other requirements.

While our intended projects and business activities do not currently violate any laws, any regulatory changes that impose additional restrictions or requirements on us or on our potential customers could adversely affect us by increasing our operating costs or decreasing demand for our products or services, which could have a material adverse effect on our results of operations.

Research and Development

In addition to conducting research and development for our own products, the research and development division is regularly solicited to create products for third parties. Beyond the revenue stream provided by these services, the activities of the research and development division generate significant intellectual property for us. In some cases, we retain sole ownership of the formulations created, and in others, we benefit from data that can be applied to our future projects as well as from royalties extracted for its use.

We incurred $44,706 and $194 in research and development expenses in 2013 and 2012, respectively.

Employees

As of April 23, 2014, we have eleven (11) full-time employees and three (3) part-time employees. We also currently engage independent contractors in the areas of accounting, legal and auditing services, corporate finance, as well as marketing and business development.  The remuneration paid to our officers and directors is more completely described elsewhere in this Current Report in the “Executive Compensation” section.

Subsidiaries

We have one wholly owned subsidiary:  Health Education Corporation dba NutraNomics, a Utah corporation.

Reports to Security Holders

We are subject to the reporting and other requirements of the Exchange Act, and we intend to furnish our shareholders annual reports containing financial statements audited by our independent registered public accounting firm and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year. We file Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K with the Securities and Exchange Commission in order to meet our timely and continuous disclosure requirements. We may also file additional documents with the Commission if they become necessary in the course of our Company’s operations.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

DESCRIPTION OF PROPERTY

Our principal offices are located at 11487 South 700 East, Salt Lake City, UT 84020.  Our telephone number is 801-576-8350. Our office is approximately 3,000 square feet in size. The lease expires on December 31, 2014. Pursuant to the lease, the rent for the fiscal years ended July 31, 2013 and 2012 totaled $46,140 and $41,465, and for the six months ended January 31, 2014 and 2013 totaled $24,040 and $17,813, respectively.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our audited consolidated financial statements and the related notes for years ended July 31, 2012 and 2013, as well our consolidated financial statements and the related notes for the three-and six-month periods ended January 31, 2014 and 2013, that appear elsewhere in this current report. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this annual report, particularly in the section entitled "Risk Factors" beginning on page 8 of this current report.

Our consolidated financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Introduction and Overview

The Company evaluates financial condition and operational performance through the hiring of various industry experienced employees and outsourced professionals to gain visibility within and outside of the Company’s environment. The Company currently earns revenues through product sales and by providing Nutritional Blood Analysis (“NBA”) services and has not earned income from educational services. The Company’s management team believes that its success depends on the Company’s ability to raise additional capital and increase product sales by selling in multiple international markets.  By doing so, the Company believes that it will be able to successfully implement its business plan and achieve profitability.

Results of Operations

For the Three and Six Months Ended January 31, 2014 and 2013

Our operating results for the three and six-month periods ended January 31, 2014 and 2013 are summarized as follows:

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2014	2013	2014	2013

Revenues	$433,483	$525,552	$1,226,979	$1,751,462
Cost of Sales	$(262,857)	$(459,684)	$(899,397)	$(1,411,617)
Operating Expenses	$(1,100,826)	$(216,615)	$(1,477,973)	$(422,226)
Loss on settlement	$(37,300)	$-	$(37,300)	$-
Change in fair value of derivative liability	$617	$-	$617	$-
Interest Expense	$(30,396)	$(2,836)	$(38,901)	$(9,499)
Net Loss	$(997,279)	$(153,583)	$(1,225,975)	$(91,880)

Our business model currently generates revenues from two primary sources:

1)	Product sales: 99.40% and 99.42% and 99.07% and 99.66% for the three and six months ended January 31, 2014 and 2013, respectively; and
2)	Nutritional Blood Analysis (NBA) services: .60% and .58% and .93% and .34% for the three and six months ended January 31, 2014 and 2013, respectively

Our revenues from product sales decreased from $552,509 and $1,745,514 in the three and six months ended January 31, 2013, to $430,879 and $1,215,590 in the three and six months ended January 31, 2014, a decrease of 22.01% and 30.36% totaling $121,630 and $529,924, respectively. The decrease was due to a decrease in product sales with our larger customers. The revenues from NBA services decreased and increased from $3,043 and $5,948 in the three and six months ended January 31, 2013 to $2,604 and $11,389 in the three and six months ended January 31, 2014, a decrease and increase of $439 and $5,441, respectively. The decrease is due to the Company attending fewer trade shows to generate fewer NBA services in the three month period. The increase was due to the Company implementing the NBA program at the end of the October 2012, a portion of that quarter and a full quarter, compared to a full six months' worth of NBA activity in the six months ended January 31, 2014.

Revenues derived from sales in the Americas totaled $293,025 and $983,778, or 67.60% and 80.18%, in the three and six months ended January 31, 2014, as compared to $341,915 and $1,330,092, or 65.06% and 75.94%, in the three and six months ended January 31, 2013, respectively. Revenues derived from sales outside of the Americas totaled $140,458 and $243,201, or 32.40% and 19.82%, in the three and six months ended January 31, 2014, as compared to $183,638 and $421,370, or 34.94% and 24.06%, in the three and six months ended January 31, 2013, respectively.

Revenues derived from product sales totaled $430,879 and $1,215,590, or 99.40% and 99.07%, in the three and six months ended January 31, 2014, as compared to $552,509 and $1,745,514, or 99.42% and 99.66%, in the comparable period in 2013, respectively. The company also derived revenue from NBA services in the amount of $2,604 and $11,389, or .60% and .93%, in the three and six months ended January 31, 2014 as compared to $3,043 and $5,948, or .58% and .34%, in the three and six months ended January 31, 2013, respectively. The company did not derive revenues from educational services in 2014 or 2013.

Our cost of sales decreased from $459,684 and $1,411,617 in the three and six months ended January 31, 2013 to $262,857 and $899,397 in the three and six months ended January 31, 2014, a decrease of 42.82% and 36.29% totaling $196,827 and $512,220. The decrease directly relates to the decrease in product sales in 2014 as well as a change in the mix of products sold as the Company has sold fewer low margin products.

Interest expense increased from $2,836 and $9,499 in the three and six months ended January 31, 2013 to $30,396 and $38,901 in the three and six months ended January 31, 2014, an increase of 971.79% and 309.53% totaling $27,560 and $29,402, respectively. The increase is due to the Company taking out four convertible notes in the current six month period.

For the Years Ended July 31, 2012 and 2013

Our operating results for the years ended July 31, 2012 and 2013 are summarized as follows:

	Year Ended July 31,	Year Ended July 31,
	2013	2012

Revenues	$2,858,200	$2,925,152
Cost of Sales	$(2,211,702)	$(2,251,335)
Operating Expenses	$(801,297)	$(619,325)
Interest Expense	$(16,652)	$(19,914)
Other Income	$-	$26,332
Net Income (loss)	$(171,451)	$60,910

Our business model currently generates revenues from two primary sources:

1)	Product sales: 99.63% in 2013 and 100% in 2012,
2)	NBA services: 0.37% in 2013 and 0% in 2012

The revenues from product sales decreased from $2,925,062 in the fiscal year ending July 31, 2012 to $2,847,652 in the fiscal year ending July 31, 2013, a decrease of 3% totaling $77,410. The decrease was due to a decrease in product sales with our larger customers. The revenues from NBA services increased from $90 in the 2012 fiscal year to $10,548 in the 2013 fiscal year, an increase of $10,368. The increase was due to the Company implementing the program at the end of 2012, a portion of the year, compared to a full years’ worth of activity in the 2013 fiscal year.

Revenue derived from sales in the Americas totaled $2,058,531, or 73.25%, in the 2013 fiscal year as compared to $2,360,988, or 78.04%, in the 2012 fiscal year. Revenue derived from sales outside of the Americas totaled $796,669, or 26.75%, in the 2013 fiscal year as compared to $564,164, or 21.96%, in the 2012 fiscal year.

Revenues derived from product sales totaled $2,847,652, or 99.63%, in the 2013 fiscal year as compared to $2,925,062, or 100%, in 2012. The Company also derived revenue from NBA services in the amount of $10,548, or 0.37%, in 2013 as compared to $90, or 0%, in the 2012 fiscal year. The Company did not derive revenue from educational services in 2013 or 2012.

The cost of sales decreased from $2,251,335 in the 2012 fiscal year to $2,211,702 in the 2013 fiscal year, a decrease of 2% totaling $39,633. The decrease directly relates to the decrease in product sales in 2013.

Interest expense decreased from $19,914 in the 2012 fiscal year to $16,652 in the 2013 fiscal year, a decrease of 16% totaling $3,262. The decrease is due to the Company paying down principal on related party notes payable from $300,714 as of July 31, 2012 to $75,000 as of July 31, 2013, which decreased the accrual of interest in the 2013 fiscal year.

Other income decreased from $26,332 in the 2012 fiscal year to $0 in the 2013 fiscal year, a decrease of 100%. The decrease is due to the Company no longer charging for miscellaneous charges not related to products or services in the 2013 fiscal year as compared to the 2012 fiscal year. Miscellaneous charges not related to products or services consist of fees charged to customers for shipping, labeling, and formulation.

One of our customers, dōTERRA International, LLC, makes up approximately 46% and 68% of our total sales for the years ending July 31, 2013 and 2012, and three of our suppliers (CSB Nutrition Corporation, Enzymology Research Center, and NHK Laboratories) make up approximately 81% and 77% of our total purchases for the years ending July 31, 2013 and 2012.  While we have had simple purchase orders with this customer and these suppliers in the past (for quantities of our supplements and supplement ingredients at various prices and negotiated on a case-by-case basis), we do not have and have never had production or supply agreements with this customer or these suppliers, we do not have purchase or supply agreements with this customer or these suppliers governing future orders, and were we to lose this customer or these suppliers, our business would be harmed.  Our revenues would significantly decline were we to lose this customer, and our cost of goods sold would increase were we to lose these suppliers.

Expenses

For the Three and Six Months Ended January 31, 2014 and 2013

Our operating expenses for the three and six months ended January 31, 2014 and 2013 are outlined in the table below:

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2014	2013	2014	2013

General and administrative	$127,074	$73,110	$240,097	$180,418
Professional fees	$454,221	$3,584	$592,153	$4,305
Research and development	$-	$43,456	$31,617	$43,456
Salaries and wages	$519,531	$96,465	$614,106	$194,047

Our total operating expenses for the three and six months ended January 31, 2014 were $1,100,826 and $1,477,973, as compared to $216,615 and $422,226 for the comparable periods in 2013, an increase of 408.19% and 250.04% totaling $884,211 and $1,055,747.  The increase in operating expenses during the three and six months ended January 31, 2014 as compared to the same periods in 2013 was due to an increase in salaries and wages, and in general and administrative and professional expenses, partially offset by a decrease in research and development.

General and administrative expense increased from $73,110 and $180,418 in the three and six months ended January 31, 2013 to $127,074 and $240,097 in the comparable period in 2014, an increase of 73.81% and 33.08% totaling $53,964 and $59,679, respectively.  The increase is due mostly to an increase in advertising and marketing and travel expenses in the three months ended January 31, 2014 compared to the same period in 2013.

Research and development expense decreased as a result of the Company funding a large clinical study on the effects of the patented AES™, which decreased research and development expense from $43,456 and $43,456 in the three and six months ended January 31, 2013 to $0 and $31,617 in the same period in 2014.

Professional fees increased from $3,584 and $4,305 in the three and six months ended January 31, 2013 to $454,221 and $592,153 in the three and six months ended January 31, 2014, an increase of 12,573.58% and 13,655.01% totaling $450,637 and $587,848, respectively.  The increase is due to the Company, in the current periods, engaging outside consultants to provide sales and management services, engaging outside accountants to provide accounting services, engaging auditors to review and audit its financial statements, incurring increased legal expenses, and issuing stock for services as a result of becoming a public company.

Salaries and wages expenses increased from $94,465 and $194,047 in the three and six months ended January 31, 2013 to $519,531 and $614,106 during the same periods in 2014, an increase of 449.97% and 216.47% totaling $425,066 and $420,059, respectively. The increase is due to the Company issuing stock bonuses of 1 million and 3,334 shares of common stock to the president and a director during the current quarter.

For the Years Ended July 31, 2012 and 2013

Our operating expenses for the years ended July 31, 2012 and 2013 are outlined in the table below:

	Year Ended	Year Ended
	July 31,	July 31,
	2013	2012

General and administrative	$351,552	$363,443
Professional fees	$19,994	$24,528
Research and development	$44,706	$194
Salaries and wages	$385,075	$231,160

Our total operating expenses for the year ended July 31, 2012 were $619,325 as compared to $801,297 for the year ended July 31, 2013, an increase of 29% totaling $182,002.  The increase in operating expenses during fiscal 2013 was due to an increase in research and development and salaries and wages, coinciding with a decrease in general and administrative and professional expenses.

General and administrative expense decreased from $363,443 in fiscal 2012 to $351,552 in fiscal 2013, a decrease of 3% totaling $11,891. The decrease is due mostly to a decrease in computer maintenance and supplies in fiscal 2013.

Research and development expense increased as a result of the Company funding a large clinical study on the effects of the patented AES™, which increased research and development expense from $194 in fiscal 2012 to $44,706 in fiscal 2013, an increase of $44,512.

Professional fees decreased from $24,528 in fiscal 2012 to $19,994 in fiscal 2013, a decrease of 18% totaling $4,534. The decrease is due to the Company’s decreasing payments to outside consultants as a result of its increase in employees.

Salaries and wages expenses increased from $231,160 in fiscal 2012 to $385,075, an increase of 67% totaling $153,915. The increase is due to the Company promoting part-time employees to full-time employees, increasing employee benefits, issuing employment bonuses, the Company’s expanding in its Southeast Asia and the European Union markets, and increasing officer pay in the 2013 fiscal year as compared to the 2012 fiscal year.

Equity Compensation

On May 1, 2010, Health Education, our wholly owned subsidiary, entered into an employment agreement with a former employee, Diana Brown to secure Ms. Brown’s services as the General Manager.  The agreement included a yearly stock bonus of 10,000 shares based on performance milestones. Ms. Brown resigned from Health Education in October of 2013.

The Company issued stock bonuses of 1 million and 3,334 shares of common stock to the Company's president and director and the Company's general manager respectively during the three months ended January 31, 2014.

Liquidity and Financial Condition

As of January 31, 2014 and July 31, 2013

Working Capital
	January 31, 2014	July 31, 2013

Current Assets	$872,643	$450,137
Current Liabilities	$761,785	$688,339
Working Capital (deficit)	$110,858	$(238,202)

For the Three and Six Months Ended January 31, 2014 and 2013

Cash Flows
	Six Months Ended
	January 31,
	2014	2013

Net Cash Provided by (Used in) Operating Activities	$(484,509)	$22,043
Net Cash Provided by (Used in) Financing Activities	$602,163	$(23,870)
Net Cash Used in Investing Activities	$-	$(1,663)
Increase (Decrease) in Cash during the Period	$117,654	$(3,490)
Cash and Cash Equivalents, End of Period	$128,783	$28,532

The Company had current assets of $872,643 as of January 31, 2014, as compared to $450,137 as of January 31, 2013; the increase is mostly due to the Company's increase in cash and cash equivalents due to the Company entering into four convertible notes totaling $603,500, an increase in prepaid expenses related to a stock issuance for future consulting services, and an increase in advances on royalties, related party, during the current period.  The Company had current liabilities of $761,785 as of January 31, 2014, as compared to $688,339 January 31, 2013. The increase is mainly due to an increase in a derivative liability, an increase in unearned revenues, and an increase in accounts payable and accrued expenses due to a decrease in sales. The change is partially offset by the conversion of a line of credit into a long-term note. The Company has incurred cumulative losses since inception of $3,811,366. As of January 31, 2014, the Company had working capital of $110,858 due to an influx of cash from an increase in borrowing during the six months ended January 31, 2014 as compared to a working deficit the same period in 2013 of $238,202.

Cash from operating activities decreased to ($484,509) during the six months ended January 31, 2014 as compared to $22,043 in the comparable period in 2013. The decrease was mostly due to changes in net loss, accounts receivable, inventory, unearned revenue, advances on royalties, and accounts payable.

Cash from financing activities increased to $602,163 during the six months ended January 31, 2014 as compared to ($23,870) in the comparable period in 2013. The increase was mostly due to an increase in borrowing under convertible notes as well as proceeds from related party notes payable and lines of credit, partially offset by a decrease in payments of related party notes payable.

Cash used in investing activities increased from ($1,663) during the six months ended January 31, 2014 to $0 in the same period in 2013. The increase is due to purchasing equipment in 2013, which did not occur during the same period in 2014.

The future of the Company as an operating business will depend on its ability to obtain sufficient capital contributions and/or financing as may be required to sustain its operations. Management's plan to address these issues includes an increased exercise of cost controls to conserve cash and obtaining additional debt and/or equity financing.

As we continue our business operations, we will continue to experience net negative cash flows from operations, pending receipt of significant revenues that generate a positive sales margin.

The Company expects that additional operating losses will occur until net margins gained from sales revenue are sufficient to offset the costs incurred for marketing, sales and product development. Until the Company has achieved a sales level sufficient to break even, it will not be self-sustaining or be competitive in the areas in which it intends to operate.

The Company's management team believes that its success depends on the Company's ability to raise additional capital and increase product sales. The Company is currently expanding into Southeast Asia and the European Union. By selling in multiple international markets, the Company believes that it will be able to successfully implement its business plan and achieve profitability.

As of January 31, 2014, the existing capital and anticipated funds from operations were not sufficient to sustain Company operations or the business plan over the next twelve months. We anticipate substantial increases in our cash requirements which will require additional capital to be generated from the sale of Common Stock, the sale of Preferred Stock, equipment financing, debt financing and bank borrowings, to the extent available, or other forms of financing to the extent necessary to augment our working capital. In the event we cannot obtain the necessary capital to pursue our strategic business plan, we may have to significantly curtail our operations. Failure to obtain additional financing would have a material adverse effect on our business operations. There is no assurance that the Company will be able to obtain additional funding when needed, or that such funding, if available, can be obtained on terms acceptable to the Company.

Recent global events, as well as domestic economic factors, have limited the access of many companies to both debt and equity financing. As such, no assurance can be made that financing will be available or available on terms acceptable to the Company, and, if available, it may take the form of debt or equity. In either case, any financing will have a negative impact on our financial condition and may result in an immediate and substantial dilution to our existing stockholders.

Although the Company intends to engage in a subsequent equity offering of its securities to raise additional working capital for operations, the Company has no firm commitments for any additional equity funding at the present time. However, during the six months ended January 31, 2014, the Company obtained total proceeds of $603,500 by issuing four debt instruments for $250,000, $125,000, $150,000, and $78,500 in principal. Insufficient financial resources may require the Company to delay or eliminate all or some of its development, marketing, and sales plans, which could have a material adverse effect on the Company's business, financial condition, and results of operations. There is no certainty that the expenditures to be made by the Company will result in a profitable business proposed by the Company.

The Company had current assets of $799,161 at October 31, 2013, as compared to $450,137 at July 31, 2012; the increase is mostly due to the Company’s increase in cash and cash equivalents due to the Company entering into two convertible notes totaling $375,000, partially offset by an increase in operating expenses during the current quarter.  The Company had current liabilities of $698,262 at October 31, 2013, as compared to $688,339 at July 31, 2012. The increase is mainly due to an increase in unearned revenues and an increase in accounts payable and accrued expenses due to a decrease in sales. The change is partially offset by the conversion of a line of credit into a long-term note. The Company has incurred cumulative losses since inception of $2,814,087. As of October 31, 2013, the Company had working capital of $100,899 due to an influx of cash from an increase in borrowing during the three months ended October 31, 2013 as compared to the same period in 2012.

Cash from operating activities decreased to ($72,799) during the three months ended October 31, 2013 as compared to $30,357 in the comparable period in 2012. The decrease was mostly due to changes in net income (loss), accounts receivable, inventory, unearned revenue and accounts payable.

Cash from financing activities increased to $370,670 during the three months ended October 31, 2013 as compared to ($9,358) in the comparable period in 2012. The increase was mostly due to an increase in borrowing under convertible notes partially offset by a decrease in proceeds from related party notes payable and lines of credit and a decrease in payments of related party notes payable.

Cash used in investing activities increased from ($1,663) during the three months ended October 31, 2012 to $0 in the same period in 2013. The increase is due to purchasing equipment in 2012, which did not occur during the same period in 2013.

The future of the Company as an operating business will depend on its ability to obtain sufficient capital contributions and/or financing as may be required to sustain its operations. Management’s plan to address these issues includes a continued exercise of cost controls to conserve cash and obtaining additional debt and/or equity financing.

As we continue our business operations, we will continue to experience net negative cash flows from operations, pending receipt of significant revenues that generate a positive sales margin.

The Company expects that additional operating losses will occur until net margins gained from sales revenue is sufficient to offset the costs incurred for marketing, sales and product development. Until the Company has achieved a sales level sufficient to break even, it will not be self-sustaining or be competitive in the areas in which it intends to operate.

The Company’s management team believes that its success depends on the Company’s ability to raise additional capital and increase product sales. The Company is currently expanding into Southeast Asia and the European Union. By selling in multiple international markets, the Company believes that it will be able to successfully implement its business plan and achieve profitability.

As of October 31, 2013, the existing capital and anticipated funds from operations were not sufficient to sustain Company operations or the business plan over the next twelve months. We anticipate substantial increases in our cash requirements which will require additional capital to be generated from the sale of Common Stock, the sale of Preferred Stock, equipment financing, debt financing and bank borrowings, to the extent available, or other forms of financing to the extent necessary to augment our working capital. In the event we cannot obtain the necessary capital to pursue our strategic business plan, we may have to significantly curtail our operations. Failure to obtain additional financing would have a material adverse effect on our business operations. There is no assurance that the Company will be able to obtain additional funding when needed, or that such funding, if available, can be obtained on terms acceptable to the Company.

Recent global events, as well as domestic economic factors, have limited the access of many companies to both debt and equity financing. As such, no assurance can be made that financing will be available or available on terms acceptable to the Company, and, if available, it may take the form of debt or equity. In either case, any financing will have a negative impact on our financial condition and may result in an immediate and substantial dilution to our existing stockholders.

Although the Company intends to engage in a subsequent equity offering of its securities to raise additional working capital for operations, the Company has no firm commitments for any additional equity funding at the present time. However, during the three months ended October 31, 2013, the Company obtained total proceeds of $375,000 by issuing two debt instruments for $250,000 and $125,000 in principal. Insufficient financial resources may require the Company to delay or eliminate all or some of its development, marketing and sales plans, which could have a material adverse effect on the Company’s business, financial condition and results of operations. There is no certainty that the expenditures to be made by the Company will result in a profitable business proposed by the Company.

As of July 31, 2012 and 2013 Working Capital

	July 31, 2013	July 31, 2012

Current Assets	$450,137	$499,694
Current Liabilities	$688,339	$352,388
Working Capital (deficit)	$(238,202)	$147,306

For the Years Ended July 31, 2012 and 2013
Cash Flows
	Year ended July 31	Year ended July 31
	2013	2012

Net Cash Provided by (Used in) Operating Activities	$8,310	$(118,924)
Net Cash Provided by (Used in) Financing Activities	$(27,541)	$142,028
Net Cash Provided by (Used in) Investing Activities	$(1,662)	$(6,075)
Increase (Decrease) in Cash during the Period	$(20,893)	$17,029
Cash and Cash Equivalents, End of Period	$11,129	$32,022

The Company had current assets of $450,137 during the fiscal year ended July 31, 2013 as compared to $499,694 in the comparable period in 2012; the decrease was primarily due to current year decreases in inventory and cash and cash receivables partially offset by an increase in accounts receivable.  The Company had current liabilities of $688,339 during the year ended July 31, 2013 as compared to $352,388 in the comparable period in 2012. The increase is mainly due to the Company increasing its lines of credit in the current year and an increase in accounts payable and accrued expenses. The Company has incurred losses since inception of $2,585,391. As of July 31, 2013, the Company had a working capital deficit of $238,202 due to an increase in borrowing during fiscal 2013.

Cash from operating activities increased to $8,310 during the fiscal year ended July 31, 2013 as compared to ($118,924) in the comparable period in 2012. The increase was mostly due to changes in net income (loss), accounts receivable, inventory, unearned revenue and accounts payable.

Cash from financing activities decreased to ($27,541) during the fiscal year ended July 31, 2013 as compared to $142,028 in the comparable period in 2012. The decrease was mostly due to the decrease in proceeds from related party notes receivable, increase in proceeds from lines of cedit, and the increases in repayments to related party payables, lines of credit, and related party notes payable. As of July 31, 2013, the Company had $244,000 and $17,911 outstanding in their lines of credit with limits of $250,000 and $40,000, respectively.

Cash used in investing activities decreased to ($1,662) during the fiscal year ended July 31, 2013 as compared to ($6,075) in the comparable period in 2012. The decrease is due to the Company purchasing less equipment in the current fiscal year.

Subsequent Events

On March 19, 2014, the Company issued a convertible note to an unrelated party for $53,000 that matures on December 26, 2014. The note bears an interest rate of 8% per annum, and principal and interest is convertible, 180 days after the date of the note, in part or in whole into shares of the Company's common stock at a discount of 42% to the average of the lowest three days' trading prices of common stock during the ten days prior to the conversion date.

On March 20, 2014, the Company's subsidiary, Health Education Corporation ("Health Education"), was served a copy of a complaint filed by EpicEra Incorporated ("Epic") in the Utah Third Judicial District Court for the return of a $100,000 deposit paid by Epic to Health Education for the supply of nutritional products.  On April 16, 2014, Health Education answered the Complaint and filed a counterclaim against Epic and third-party claims against eCosway USA, Inc. ("eCosway," which is Epic's owner), and its principals, for breach of a non-disclosure and non-circumvention agreement, unjust enrichment, fraud, and fraudulent nondisclosure.  Health Education's claims alleged that (1) eCosway and its principals have defrauded Health Education and engaged in a scheme of corporate espionage to misappropriate Health Education's proprietary information and trade secrets to launch their new multilevel marketing company, Epic; (2) under the fraudulent guise of partnering with Health Education to have Health Education formulate and produce the health products to be sold by Epic's distributors, eCosway and its principals signed a non-disclosure and non-circumvention agreement that they had no intention of honoring in order to gain access to Health Education's proprietary information so that they could steal that information and use it for their own benefit; (3) Health Education relied upon the non-disclosure and non-circumvention agreement and misrepresentations of Epic, eCosway, and its principals, and disclosed the proprietary information and formulations, which Epic then appropriated as its own.  Health Education's claims request general damages as well as punitive damages.

As part of the Company's License Agreement with Genesar, the Company owed Geneser 100,000 shares of common stock, which were issued to Genesar on March 26, 2014.  On March 27, 2014, the Company issued 195,444 shares of common stock as share-based compensation to a non-employee, and an additional 195,444 shares to the non-employee as prepaid services.  On or about April 29, 2014, the Company issued 300,000 shares as share-based compensation to a non-employee for 90 days of sales services beginning April 18, 2014.

Plan of Operation

We anticipate that we will incur the following operating expenses over the upcoming 12 months:

Estimated Funding Required During the Next 12 Months
Expense	Amount ($)
Intellectual property registrations	60,000
Marketing/ Tradeshows/ Journals	50,000
Payroll	365,000
Research and development	45,000
Consulting and Management Fees	183,000
Professional Fees	202,000
Rent	52,000
Travel and Marketing	90,000
Other general administrative expenses	95,000
Total	1,142,000

We will require approximately $500,000 in excess of the approximately $1,150,000 in projected expenses to implement our growth strategy. The growth strategy for our Retail Division will be to launch an online SEO/PPC and Social Media campaign as well as increase our yearly trade show foot traffic from three shows per year to nine shows per year. We expect to spend roughly $25,000 per month on the PPC campaign.  Additionally, our Wholesale Division will be hiring three new sales representatives who have existing relations with health food store chain stores. Store front space for our products will be negotiated, and we expect to pay roughly $200,000 for a prime presence in Whole Foods in 2014.  Our OEM Division will be participating in three Utah Government sponsored Trade Missions in 2014, as well as participating in the EU Vital Foods trade show in Geneva in March of 2014.

We will continue to analyze and evaluate opportunities to acquire strategic businesses or product lines with the potential to strengthen our industry position or enhance our existing products and services.  Our strategy is to target companies that complement our weaknesses, with a specific focus on companies with significant retail distribution experience and retail capacity. We also target for acquisition or investment companies with products or services that focus on back-to-basics and organic personal care and consumer goods, such as soaps and cosmetics, as we anticipate that this segment of the health and wellness industry may offer us profitable opportunities for growth.  We may not identify or successfully complete transactions with suitable acquisition candidates in the future.  Even if we do, such acquisitions and investments may involve significant expenditures, debt incurrence, operating losses and expenses that could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Purchase of Significant Equipment

We do not anticipate the purchase or sale of any plant or significant equipment during the next 12 months.

Going Concern

There is significant doubt about our ability to continue as a going concern.  We have negative working capital and insufficient cash flows from operation as of July 31, 2013, and do not have the requisite liquidity to pay our current obligations. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.  We intend to rely upon the issuance of equity securities and debt to finance our operations.  However there can be no assurance we will be successful in raising the funds necessary to maintain operations, or that a self-supporting level of operations will ever be achieved. The likely outcome of these future events is indeterminable. The financial statements do not include any adjustment to reflect the possible future effect on the recoverability and classification of the assets or the amounts and classification of liabilities that may result should we cease to continue as a going concern.

Contractual Obligations

As a “smaller reporting company,” we are not required to provide tabular disclosure obligations.

Inflation

Inflation and changing prices have not had a material effect on our business but may in the future.  Management will closely monitor the price changes of ingredients of our products and maintain effective cost control in operations.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Seasonality

Our operating results and operating cash flows historically have not been subject to seasonal variations.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management's difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management's current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements:

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the economic environment, which management believes to be reasonable under the circumstances. Management adjusts such estimates and assumptions when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ from those estimates.

Accounting Basis

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. The Company has elected a July 31 fiscal year end.

Cash and Cash Equivalents

Cash and cash equivalents include all cash balances and highly liquid investments with an original maturity of three months or less.

Revenue Recognition

The Company’s revenue recognition policy is in accordance with the requirements of Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition (“SAB 104”), and other applicable revenue recognition guidance under US GAAP. Sales revenue is recognized for our retail and wholesale customers when: (i) persuasive evidence of a sales arrangement exists, (ii) the sales terms are fixed or determinable, (iii) title and risk of loss have transferred, and (iv) collectibility is reasonably assured — generally when products are shipped to the customer, except in situations in which title passes upon receipt of the products by the customer. In this case, revenues are recognized upon notification that customer receipt has occurred. The Company accrues an estimated amount for sales returns and allowances related to defective or returned products at the time of sale based on its ability to estimate sales returns and allowances using historical information. Shipping and handling fees and related freight costs and supplies associated with shipping products to customers are included as a component of cost of sales. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

The Company also recognizes revenues from the distribution of its product through trade partners. Related revenues consist of product costs, distribution fees, testing and labeling costs, as well as any associated administrative fees. The Company recognizes these revenues after the product has been shipped from the outsource manufacturer to the trade partner. The Company has contractual obligation to pay the outsource manufacturers, and as a principal in these arrangements the Company includes the total product price as revenue in accordance with applicable accounting guidance. The Company has separately negotiated contractual relationships with its trade partners, and under contracts with these trade partners the Company assumes the credit risk of product produced by the outsource manufacturer and dispensed to the trade partner.

Accounts Receivable

Receivables from the sale of goods and services are stated at net realizable value, do not bear interest and do not generally require collateral. The Company adjusts credit limits based upon payment history and the customer’s current creditworthiness. The Company maintains an allowance for doubtful accounts based upon a variety of factors. The Company reviews all open accounts and provides specific reserves for customer collection issues when it believes the loss is probable, considering such factors as the length of time receivables are past due, the financial condition of the customer, and historical experience. The Company also records a reserve for all customers, excluding those that have been specifically reserved for, based upon evaluation of historical losses.

Stock-Based Compensation

The Company follows the provisions of ASC 718 which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the statement of operations based on their fair values. The Company uses the Black-Scholes option valuation model for determining the fair value of stock based compensation. Option pricing models require the input of highly subjective assumptions, including the expected price volatility. Changes in these assumptions can materially affect the fair value estimate. The Company records the stock-based compensation awards issued to non-employees and other external entities for goods and services at either the fair market value of the goods received or services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines pertaining to when the service is complete or a performance commitment date is reached, whichever is earlier.

Earnings per Share

Basic income (loss) per common share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the periods presented. The Company has no potentially dilutive securities, such as convertible preferred stock, options, or warrants, outstanding during the periods presented. Accordingly, basic and dilutive earnings (loss) per common share are the same.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of March 4, 2014, (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

Name and Address of Beneficial Owner	Office, If Any	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Officers and Directors
Tracy K. Gibbs (3) 11487 South 700 East Salt Lake City, UT 84020	President, CEO, Director	Common stock, $0.001 par value	12,762,875	26.1%
All officers and directors as a group		Common stock,
		$0.001 par value	12,762,875	26.1%
5%+ Security Holders
Tracy K. Gibbs (3) 11487 South 700 East Salt Lake City, UT 84020	President, CEO, Director	Common stock, $0.001 par value	12,762,875	26.1%
Ronald and Nancy Gibbs Trust(4) 11487 South 700 East, Draper UT 84020.		Common stock, $0.001 par value	7,116,800	14.6%
All 5%+ Security Holders		Common stock, $0.001 par value	19,879,675	40.7%
(1)

Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(2)	Based on 48,860,878 shares issued and outstanding as of March 4, 2014.
(3)

These shares are owned by the ZEN Family LP, 11487 South 700 East, Salt Lake City, Utah, 84020. The beneficiaries of the ZEN Family LP are as follows: 33% Tyler Gibbs, 33% Dylan Gibbs, 33% Nate Gibbs, and 1% Tracy K. Gibbs. Tyler, Dylan and Nate are sons of Tracy K. Gibbs, our sole officer and director, who has the sole voting power of the shares held by the ZEN Family LP.

(4)	Tracy K. Gibbs’s mother and father, Nancy and Ronald, are the beneficiaries of the Ronald and Nancy Gibbs Trust.

Changes in Control

We do not currently have any arrangements which if consummated may result in a change of control of our Company.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following sets forth information about our director and executive officer as of the date of this report:

NAME	AGE	POSITION
Tracy K. Gibbs	43	President, CEO, CFO, Secretary, Treasurer, Director

Tracy K. Gibbs, President, CEO, CFO, Secretary, Treasurer and Director

Dr. Gibbs is the chief formulator of the company’s products. He earned a PhD in Pharmacognosy from KenchiKenkyu Gakkuin (Graduate School of Health Sciences) in Japan. He has also completed extensive studies in exocrinology, embryology, hematology, and nephrology and is studying to acquire a degree as a Naturopathic Medical Doctor (NMD) from Central States College of Health Sciences in Ohio. He has apprenticed with Dr. Bernard Jenson, PhD, Dr. Naria Kennedy, MD, and Dr. Yoshihara Masazumi at the Japan Health Food Research Institute.

He has authored four books published in the U.S. and one published in Japan. He has contracted with Woodland Publishing in Orem, Utah, to release an additional four books in the U.S. He currently teaches courses on Live Blood Analysis and Herbal Medicine once every three months in the United States, and he also teaches various herbal medicine classes in other countries. Dr. Gibbs has lectured all over the world on the clinical applications of herbal medicine and has unique insight on the future innovation of herb-based drugs in the U.S. He operates a school in Japan and one in the U.S. that teach heads of households how to use herbs in everyday situations as an alternative to visiting crowded medical clinics. He has also completed the first English textbook on performing Live Cell Morphology using methods that have been approved in other countries.

Dr. Gibbs has been employed by Health Education Corporation, dba NutraNomics since its start in 1995.  From 2009 to 2011, he took a leave of absence and was hired as the VP of Asia Operations for Atrium Innovations, a publicly traded holding company based in Quebec, Canada, for several dietary supplement manufacturers and brands including Douglas Labs, Garden of Life, Pure Encapsulations, Mucos Pharma in Germany and others.

Dr. Gibbs is qualified to sit on our board of directors due to his expertise in the nutraceuticals industry.

Term of Office

Our directors are appointed to hold office until removed from office or until a successor has been elected and qualified in accordance with our Bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified.  There are no agreements with respect to the election of Directors.  Officers are appointed annually by our Board of Directors and each Officer serves at the discretion of our Board of Directors.  We do not have any standing committees.  Our Board of Directors may in the future determine to pay Directors’ fees and reimburse Directors for expenses related to their activities.

Significant Employees

Other than the foregoing named officer and director, we have no full-time employees whose services are materially significant to our business and operations.

Involvement in Certain Legal Proceedings

To the best of our knowledge, our sole director and officer has not, during the past ten years:

1.	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
2.

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

3.

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

4.

been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officer and director and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our shares of common stock and other equity securities, on Forms 3, 4, and 5, respectively. Executive officers, directors, and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of such forms received by our company, or written representations from certain reporting persons that no Form 5s were required for those persons, we believe that, during the fiscal year ended July 31, 2013, all filing requirements applicable to our officers, directors and greater than 10% beneficial owners as well as our officer, director and greater than 10% beneficial owners of our subsidiaries were complied with.  We intend to file Form 3’s for our current greater than 10% shareholders during the next quarter.

Code of Ethics

We have not adopted a code of ethics that applies to our sole officer and director, and employees.  When we do adopt a code of ethics, we will disclose it in a Current Report on Form 8-K.

Audit Committee and Audit Committee Financial Expert

Our board of directors has determined that it does not have a member of its audit committee that qualifies as an "audit committee financial expert" as defined in Item 407(d)(5)(ii) of Regulation S-K, and is "independent" as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any significant profitability to date. In addition, we currently do not have nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our director does not believe that it is necessary to have such committees because they believe the functions of such committees can be adequately performed by our board of directors.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our sole officer and director is indemnified as provided by the Nevada Revised Statutes and our Bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court's decision.

EXECUTIVE COMPENSATION

Summary Compensation Table — Fiscal Years Ended October 31, 2013, 2012 and 2011 of Nutranomics.

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officer received total annual salary and bonus compensation in excess of $100,000.

				Stock	Option	All Other
		Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)
Ritesh Chandra Singh(1)	2013	0	0	0	0	0	0
	2012	0	0	0	0	0	0
	2011	0	0	0	0	0	0
Ranjana Bharat(2)	2013	0	0	0	0	0	0
	2012	0	0	0	0	0	0
	2011	0	0	0	0	0	0
Tracy K. Gibbs(3)	2013(3)	91,500	1,000	0	0	0	92,500

(1)	Mr. Singh resigned from all officer positions with our company on September 19, 2013.
(2)	Mr. Bharata resigned from all officer positions with our company on September 19, 2013.
(3)
Dr. Gibbs was appointed as our CEO and CFO on September 19, 2013, and he has been Health Education's CEO since February 14, 1996. Summary executive compensation for Health Education is provided below.  For the fiscal year ending October 31, 2013, Dr. Gibbs's compensation disclosed above consists entirely of his compensation as CEO of Health Education for the year ending October 31, 2013, even though Nutranomics did not acquire Health Education until September 19, 2013.

Summary Compensation Table — Fiscal Years Ended July 31, 2012 and 2013 of Health Education.

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officer received total annual salary and bonus compensation in excess of $100,000.

				Stock	Option	All Other
		Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)
Tracy K. Gibbs(1)	2012	43,000					43,000
	2013	94,000	1,000				95,000
Nate Jenson(2)	2012	32,000					32,000
	2013	73,000	2,400				75,400

(1) (2)

Dr. Gibbs is currently our CEO and CFO, and he has been Health Education’s CEO since February 14, 1996.

Nate Jenson is not an executive officer of the Company, but he was the CFO of our wholly owned subsidiary, Health Education, from April 2012 until October 2013, when he resigned.

Summary of Employment Agreements and Material Terms

In 2007, Health Education, our wholly owned subsidiary, entered into a license and royalty agreement with Dr. Tracy Gibbs PhD for exclusive use of the AES patent which was granted that year. The term is indefinite and includes a once a year royalty payment.

On May 1, 2010, Health Education, our wholly owned subsidiary, entered into an employment agreement with a former employee, Diana Brown, to secure Ms. Brown’s services as the General Manager.  The agreement included a starting base salary of $56,000 per year, plus benefits and a yearly stock bonus of 10,000 shares based on performance milestones, and termination for cause at any time, or termination without cause with one-month’s prior written notice or on the last day of any fiscal year.

On May 14, 2012, Health Education, our wholly owned subsidiary, entered into an employment agreement with a former employee, Nathan Jenson to secure Mr. Jenson’s services as CFO.  The agreement includes a monthly salary of $5,500, plus tuition of approximately $17,000 per year, plus benefits and annual bonus of 1% of annual profit based on performance milestones.

The Company has no formal employment agreement with our sole executive officer and director, Dr. Gibbs, and is currently paying Dr. Gibbs a salary of $9,000 per month under his current employment arrangement.

Outstanding Equity Awards at Fiscal Year End

For the year ended July 31, 2013, no director or executive officer has received compensation from us pursuant to any compensatory or benefit plan. There is no plan or understanding, express or implied, to pay any compensation to any director or executive officer pursuant to any compensatory or benefit plan, although we anticipate that we will compensate our officers and directors for services to us with stock or options to purchase stock, in lieu of cash.

Compensation of Directors

No member of our board of directors received any compensation for his services as a director during the years ended July 31, 2012 (Nutranomics), or July 31, 2013 (Health Education).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

The following includes a summary of transactions since the beginning of the 2012 year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm's-length transactions.

On September 19, 2013, we closed a share exchange agreement with Health Education and its shareholders.  Upon closing of the share exchange agreement, we issued 11,762,875 shares of our common stock to Tracy K. Gibbs.

In November 2006, Health Education entered into a $197,850 loan with our sole executive officer and director, Tracy K. Gibbs, bearing an 8% interest rate, which was payable on demand. As of July 31, 2013 and 2012, Health Education owed $0 and $150,714 in principal, respectively, and paid $1,893 and $9,761 in interest for both years then ended.

In January 2012, Health Education entered into a two year, zero percent note with an 8% imputed interest rate with the same officer, Tracy K. Gibbs, in the amount of $150,000. The note is due on December 31, 2014. Health Education agreed to pay royalty payments in connection with sales of a certain product line. The Company paid $1,063 and $0 in the years ended July 31, 2013 and 2012, respectively. At July 31, 2013 and 2012, the Company owed $75,000 and $150,000 of principal on the loan.

As of July 31, 2013 and 2012, the Company owed a total of $75,000 and $300,714 in principal in related party notes.

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

Director Independence

We do not have any independent directors, as the term “independent” is defined by the rules of the NASDAQ Stock Market.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. Except as set forth below, we are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

On June 17, 2013, the Company’s subsidiary, Health Education Corporation (“Health Education”), served a complaint on Ignite Naturals, Inc., a customer (“Ignite”), for breach of contract and failure to pay amounts owed by Ignite for its purchase orders with Health Education, and seeking general damages of $146,352.76.  Ignite subsequently removed the case from Utah state court to federal district court, and filed an Answer and Counterclaim, which the Company answered on September 9, 2013.  Ignite’s counsel subsequently withdrew from the case, the court ordered Defendant to have new counsel appear within 21 days, and on November 18, 2013, the court entered an order ordering Defendant to, within 14 days of the order, show cause why sanctions against Defendant should not be imposed for failure to appoint counsel.  On December 10, 2013, for Defendant’s failure to appear at the initial pretrial conference or show cause why sanctions against Defendant were not appropriate, the court entered an order imposing terminating sanctions on Defendant and directing the court clerk to enter judgment in favor of Health Education for $146,352.76.  On December 12, 2013, the court entered judgment in favor of Health Education against Ignite for $146,352.76.

On November 22, 2013, the Company, through counsel, sent a demand to Zions Bank (“Zions”) in connection with the three wires sent by Zions pursuant to oral instructions received from the person fraudulently identifying himself as Dr. Gibbs via telephone (totaling $208,920), for an immediate credit to the Company’s bank account of all unrecovered funds from those wires (totaling $54,028).  On January 7, 2014, the Company settled with Zions in full, and Zions paid the Company $27,014.

On March 20, 2014, the Company's subsidiary, Health Education Corporation ("Health Education"), was served a copy of a complaint filed by EpicEra Incorporated ("Epic") in the Utah Third Judicial District Court for the return of a $100,000 deposit paid by Epic to Health Education for the supply of nutritional products.  On April 16, 2014, Health Education answered the Complaint and filed a counterclaim against Epic and third-party claims against eCosway USA, Inc. ("eCosway," which is Epic's owner), and its principals, for breach of a non-disclosure and non-circumvention agreement, unjust enrichment, fraud, and fraudulent nondisclosure.  Health Education's claims alleged that (1) eCosway and its principals have defrauded Health Education and engaged in a scheme of corporate espionage to misappropriate Health Education's proprietary information and trade secrets to launch their new multilevel marketing company, Epic; (2) under the fraudulent guise of partnering with Health Education to have Health Education formulate and produce the health products to be sold by Epic's distributors, eCosway and its principals signed a non-disclosure and non-circumvention agreement that they had no intention of honoring in order to gain access to Health Education's proprietary information so that they could steal that information and use it for their own benefit; (3) Health Education relied upon the non-disclosure and non-circumvention agreement and misrepresentations of Epic, eCosway, and its principals, and disclosed the proprietary information and formulations, which Epic then appropriated as its own.  Health Education's claims request general damages as well as punitive damages.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not traded on any exchange.  Our common stock is quoted on OTC Bulletin Board under the trading symbol “NNRX”.   We cannot assure you that there will be a market in the future for our common stock.

OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange.  Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers.  OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a national or regional stock exchange.

As of May 2 , 2014, the market price for our common stock is $0. 0823 per share.

Holders

As of March 4, 2014, there were 29 stockholders of record of our common stock. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

Any decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 750,000,000 shares of common stock, par value $0.001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Stockholders do not have pre-emptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

Other than as set forth below, we do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

On September 27, 2013, the Company issued a convertible note to an unrelated party for $250,000 that matures on September 27, 2015. The note bears an interest rate of 10% per annum, and principal is convertible at any time after September 27, 2013 in part or in whole into shares of the Company’s common stock using the average closing prices for five trading days directly preceding the conversion date. Interest is not convertible and is due upon conversion or at maturity date.

On October 18, 2013, the Company issued a convertible note to an unrelated party for $125,000 that matures on October 18, 2015. The note bears an interest rate of 10% per annum, and principal is convertible at any time after October 18, 2013 in part or in whole into shares of the Company’s common stock using the average closing prices for five trading days directly preceding the conversion date. Interest is not convertible and is due upon conversion or at the maturity date.

On November 22, 2013, the Company issued a convertible note to an unrelated party for $150,000 that matures on November 22, 2015. The note bears an interest rate of 10% per annum, and principal is convertible, at any time after the financing date in part or in whole into shares of the Company’s common stock using the average closing prices for five trading days directly preceding the conversion date. Interest is not convertible and is due upon conversion or at the maturity date.

On January 14, 2014, the Company issued a convertible note to an unrelated party for $78,500 that matures on October 17, 2014. The note bears an interest rate of 8% per annum, and principal and interest is convertible, 180 days after the date of the note, in part or in whole into shares of the Company’s common stock at a discount of 42% of the average of the lowest three days’ trading prices of common stock during the ten days prior to the conversion date.

On March 19, 2014, the Company issued a convertible note to an unrelated party for $53,000 that matures on December 26, 2014. The note bears an interest rate of 8% per annum, and principal and interest is convertible, 180 days after the date of the note, in part or in whole into shares of the Company's common stock at a discount of 42% to the average of the lowest three days' trading prices of common stock during the ten days prior to the conversion date.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our articles of incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its board of directors and management. According to our bylaws and articles of incorporation, the holders of the Company's common stock do not have cumulative voting rights. The combination of the present ownership by a few stockholders of a significant portion of the Company's issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace the Company's board of directors or for a third party to obtain control of the Company by replacing its board of directors.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

  the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of any preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an "interested stockholder" having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation's stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation's disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters' rights.

Our Articles of Incorporation state that we have elected not to be governed by the “control share” provisions, therefore, they currently do not apply to us.

Transfer Agent and Registrar

Our independent stock transfer agent is Empire Stock Transfer.  Their mailing address is 1859 Whitney Mesa Drive, Henderson, Nevada, 89014.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

(a)(1)  Previous independent registered public accounting firm:

Madsen & Associates CPAs, Inc.:

(i)  On or about November 20, 2012, we formally informed Madsen & Associates CPAs, Inc. (“Madsen & Associates”) of their dismissal as our independent registered public accounting firm.

(ii)  The reports of Madsen & Associates on our financial statements as of and for the fiscal years ended October 31, 2011, and 2010 (our old fiscal year end; see Item 5.03 herein), contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except to indicate that there was substantial doubt about our ability to continue as a going concern.

(iii)  Our Board of Directors participated in and approved the decision to change our independent registered public accounting firm.

(iv)  During the fiscal years ended October 31, 2012, and 2011, and through November 20, 2012, there were no disagreements with Madsen & Associates on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Madsen & Associates, would have caused them to make reference to them in connection with their reports on our financial statements for such years.

(v)  We requested that Madsen & Associates furnish us with a letter addressed to the SEC stating whether or not they agreed with the foregoing statements.

(a)(2)  New (now former [see below]) independent registered public accounting firm:

Sadler, Gibb & Associates, L.L.C.:

(1)  On or about November 20, 2012, we engaged Sadler, Gibb & Associates, L.L.C. (“Sadler Gibb”) as our new independent registered public accounting firm. During the fiscal years ended October 31, 2012, and 2011, and through November 20, 2012, we had not consulted with Sadler Gibb regarding any of the following:

(i)  The application of accounting principles to a specific transaction, either completed or proposed;

(ii)  The type of audit opinion that might be rendered on our consolidated financial statements, and none of the following was provided to us: (a) a written report, or (b) oral advice that Sadler Gibb concluded was an important factor considered by us in reaching a decision as to accounting, auditing or financial reporting issue; or

(iii)  Any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

See our 8-K Current Report dated November 20, 2012, and filed with the SEC on November 21, 2012, which is incorporated herein by reference, for additional information regarding this change in our independent registered public accounting firm, and for a copy of the letter of Madsen & Associates addressed to the SEC regarding their dismissal and agreement with the information contained in such 8-K Current Report, which is also referenced above.

(a)(1)  Previous independent registered public accounting firm:

Dismissal of Sadler Gibb:

(i)  On September 24, 2013, we formally informed Sadler Gibb of their dismissal as our independent registered public accounting firm.

(ii)  The reports of Sadler Gibb on our financial statements as of and for the fiscal year ended October 31, 2012, and their review of our financial statements as of and for the fiscal year quarters ended January 31, 2013 and 2012, April 30, 2013 and 2012, and July 31, 2013 and 2012, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii)  Our Board of Directors participated in and approved the decision to change our independent registered public accounting firm.

(iv)  During the period commencing on the engagement of Sadler Gibb, or November 20, 2012, and through the date of their dismissal, September 24, 2013, there were no disagreements with Sadler Gibb on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Sadler Gibb, would have caused them to make reference to them in connection with their review of our financial statements for such quarters or any subsequent report.

(v)  We requested that Sadler Gibb furnish us with a letter addressed to the SEC stating whether or not they agreed with the foregoing statements.

(a)(2) New independent registered public accounting firm:

Mantyla McReynolds, LLC:

(1)  On September 24, 2013, we engaged Mantyla McReynolds, LLC (“Mantyla McReynolds”) as our new independent registered public accounting firm. During the fiscal years ended July 31, 2013 (our new fiscal year), October 31, 2012, and 2011 (our old fiscal year; see Item 5.03 herein), we had not consulted with Mantyla McReynolds regarding any of the following:

(i)  The application of accounting principles to a specific transaction, either completed or proposed;

(ii)  The type of audit opinion that might be rendered on our consolidated financial statements, and none of the following was provided to us: (a) a written report, or (b) oral advice that Mantyla McReynolds concluded was an important factor considered by us in reaching a decision as to accounting, auditing or financial reporting issue; or

(iii)  Any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549.  D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

FINANCIAL STATEMENTS

HEALTH EDUCATION CORPORATION
d.b.a NUTRANOMICS, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

ASSETS

	January 31,	July 31,
	2014	2013
CURRENT ASSETS

Cash and cash equivalents	$128,783	$11,129
Accounts receivable, net of allowance	124,182	159,107
Related party receivable	-	1,750
Prepaid expenses	212,800	1,674
Advances on royalties, related party	140,000	-
Inventory	266,878	276,477

Total Current Assets	872,643	450,137

PROPERTY & EQUIPMENT, net	18,606	22,336

OTHER ASSETS

Rent deposit	2,000	2,000
Total Assets	$893,249	$474,473

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES

Accounts payable and accrued expenses	$355,932	$343,496
Lines of credit	36,080	261,911
Convertible notes payable-current portion, net of discount	4,835	-
Loan payable-current portion	100,497	-
Derivative liability	87,351	-
Related party payable	22,911	24,514
Unearned revenue	154,179	58,418

Total Current Liabilities	761,785	688,339

LONG-TERM LIABILITIES

Convertible notes payable	525,000	-
Loan payable	181,099	-
Related party notes payable	67,751	75,000

Total Liabilities	1,535,635	763,339

STOCKHOLDERS' DEFICIT

Common stock; par value of $.001, 750,000,000 shares authorized;
48,860,878 and 25,005,544 shares issued and outstanding at
January 31, 2014 and July 31, 2013, respectively	48,862	25,006
Additional paid in capital	3,120,118	2,271,519
Accumulated deficit	(3,811,366)	(2,585,391)

Total Stockholders' Deficit	(642,386)	(288,866)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$893,249	$474,473

See accompanying notes to the unaudited condensed consolidated financial statements

HEALTH EDUCATION CORPORATION
d.b.a NUTRANOMICS, INC.
Condensed Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	January 31,		January 31,
	2014	2013	2014	2013

REVENUES	$433,483	$525,552	$1,226,979	$1,751,462
COST OF SALES	262,857	459,684	899,397	1,411,617

Gross profit	170,626	65,868	327,582	339,845

OPERATING EXPENSES

General and administrative	127,074	73,110	240,097	180,418
Professional fees	454,221	3,584	592,153	4,305
Research and development	-	43,456	31,617	43,456
Salaries and wages	519,531	96,465	614,106	194,047

Total Operating Expenses	1,100,826	216,615	1,477,973	422,226

OPERATING LOSS	(930,200)	(150,747)	(1,150,391)	(82,381)

OTHER INCOME (EXPENSE)

Loss on settlement	(37,300)	-	(37,300)	-
Change in fair value of derivative liability	617	-	617	-
Interest expense	(30,396)	(2,836)	(38,901)	(9,499)

Total Other Expense	(67,079)	(2,836)	(75,584)	(9,499)

NET LOSS BEFORE INCOME TAXES	(997,279)	(153,583)	(1,225,975)	(91,880)
Provision for income taxes	-	-	-	-

NET INCOME (LOSS)	$(997,279)	$(153,583)	$(1,225,975)	$(91,880)

BASIC AND DILUTED LOSS PER SHARE	$(0.02)	$(0.01)	$(0.03)	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING, BASIC AND DILUTED	46,658,736	24,987,414	41,583,493	24,982,579

See accompanying notes to the unaudited condensed consolidated financial statements

HEALTH EDUCATION CORPORATION
d.b.a NUTRANOMICS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Six Months Ended
	January 31,
	2014	2013
OPERATING ACTIVITIES
Net Loss	$(1,225,975)	$(91,880)
Adjustments to reconcile net loss to net cash from operating activities:
Allowance for bad debt	(5,772)	-
Loss on settlement	(37,300)	-
Gain on derivative liability	8,851	-
Amortization of debt discount	4,835	-
Depreciation expense	3,730	4,142
Share based compensation-common stock	715,680	-
Changes in operating assets and liabilities:
Accounts receivable	40,697	(107,857)
Prepaid expense	(5,751)	336
Advances on royalties	(140,000)	-
Inventory	9,599	158,321
Deferred revenue	95,761	481
Accounts payable and accrued expenses	51,136	58,500
Net Cash From Operating Activities	(484,509)	22,043

INVESTING ACTIVITIES
Purchase of equipment	-	(1,663)
Net Cash From Investing Activities	-	(1,663)

FINANCING ACTIVITIES
Proceeds from related party payable	-	13,935
Repayments of related party payable	(1,603)	(2,099)
Proceeds from convertible debt	603,500	-
Proceeds from loan payable	-	244,000
Repayment of loan payable	(18,404)	-
Proceeds from line of credit	26,000	250,206
Repayment of line of credit	(1,831)	(302,528)
Proceeds from notes receivable-related party	-	200
Repayments of notes payable- related party	(5,499)	(227,584)
Net Cash From Financing Activities	602,163	(23,870)

Net Increase in Cash and Cash Equivalents	117,654	(3,490)

Cash and Cash Equivalents, Beginning of Period	11,129	32,022

Cash and Cash Equivalents, End of Period	$128,783	$28,532

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$1,811	$3,009
Income Taxes	$-	$-

Non-cash Investing and Financing activities:
Debt discount	$78,500	$-
Stock issued for prepaid expenses	$155,375	$-

See accompanying notes to the unaudited condensed consolidated financial statements

HEALTH EDUCATION CORPORATION
d.b.a NUTRANOMICS, INC.
Notes to the Condensed Consolidated Financial Statements
(Unaudited)
January 31, 2014

NOTE 1 –ORGANIZATION AND BASIS OF PRESENTATION

The condensed consolidated unaudited interim financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The condensed consolidated financial statements and notes are presented as permitted on Form 10-Q and do not contain information included in the Company's annual statements and notes. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these condensed consolidated financial statements be read in conjunction with the July 31, 2013 audited consolidated financial statements and the accompanying notes thereto. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year. The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the Company's consolidated condensed financial statements and accompanying notes. Actual results could differ materially from those estimates.

These condensed consolidated unaudited financial statements reflect all adjustments, including normal recurring adjustments which, in the opinion of management, are necessary to present fairly the operations and cash flows for the periods presented.

Background

Health Education Corporation d.b.a. NutraNomics, Inc., (the "Company") was incorporated under the laws of the State of Delaware on February 14, 1996 and later reincorporated under the laws of the State of Utah on January 5, 1998. The Company was originally organized to provide education services, books, cassette tapes and public presentations. The Company utilized several revenue generating tools in order to accomplish this goal including Live Blood Analysis, iridology, bone density screening and other self-help methods. In 1998, the Company changed its incorporation to the State of Utah, the primary place of business. In 2001, the Company created its own line of nutritional products that quickly became its leading revenue source. The Company filed for the d.b.a. of NutraNomics, Inc., in order to fully prepare and utilize the brand name for expansion. In retail outlets and to its clientele, the Company is known as NutraNomics, Inc. The Company sells its own brand of supplements in 16 countries direct to the public. The Company also performs research and development services and outsource manufacturing for third party entities. Beyond its sales in both the United States and Canada, the Company maintains sales representatives in Taiwan, Japan, Singapore, Philippines, Malaysia and South Korea. The Company maintains multiple different trademarks, trade names and patents.

Merger

On September 13, 2013, Buka Ventures, Inc., a Nevada corporation ("Buka") and Health Education Corporation dba. Nutranomics, Inc., a Utah corporation ("Nutranomics"), executed and delivered a Share Exchange Agreement (the "Share Agreement") and all required or necessary documentation to complete a merger (collectively, the "Transaction Documents"), whereby Buka became the parent company and Nutranomics became the wholly-owned subsidiary on the closing of the Share Agreement. Prior to the closing of this transaction and pursuant to a certain Share Exchange Agreement dated September 13, 2013, Buka canceled 25,000,000 of its 46,500,000 issued and outstanding common shares and simultaneously issued 25,005,544 shares of its common stock in exchange for 8,994,800 shares of Nutranomics common stock. The merger has been treated as a reverse acquisition and a recapitalization of a public company. Accordingly, the historic financial statements of the Company are the historic financial statements of Nutranomics, which was incorporated on January 5, 1998.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Loss per Share
Basic loss per share ("EPS") is computed by dividing net loss (the numerator) by the weighted-average number of common shares outstanding for the period (the denominator).  Diluted EPS is computed by dividing net loss by the weighted-average number of common shares and potential common shares outstanding (if dilutive) during each period.  Potential common shares include common shares to be issued related to convertible debentures and stock pending issue under the ratchet provision.

As the Company has incurred losses for the six months ended January 31, 2014 and 2013, the potentially dilutive shares are anti-dilutive and are thus not added into the loss per share calculations.

Going Concern
The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has generally had net losses after consideration of income taxes. Further, the Company has negative working capital and insufficient cash flows from operations as of January 31, 2014, and does not have the requisite liquidity to pay its current obligations. These factors, among others, raise substantial doubt about its ability to continue as a going concern. Management will seek to increase revenues and reduce costs, while raising capital through the sale of its stock. Failure to obtain additional financing would have a material adverse effect on our business operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Derivative Liabilities
In connection with the private placement of certain convertible notes beginning in January 2014, the Company became contingently obligated to issue shares of common stock in excess of the 750 million authorized under the Company's certificate of incorporation. Consequently, the ability to settle these obligations with common shares would be unavailable causing these obligations to potentially be settled in cash. This condition creates a derivative liability.
The Company has a sequencing policy regarding share settlement wherein instruments with the earliest issuance date would be settled first. The sequencing policy also considers contingently issuable additional shares, such as those issuable upon a stock split, to have an issuance date to coincide with the event giving rise to the additional shares.
Using this sequencing policy, all instruments convertible into common stock, including warrants and the conversion feature of notes payable, issued subsequent to January 14, 2014 are derivative liabilities.
The Company values these convertible notes payable using the multinomial lattice method that values the derivative liability within the notes based on a probability weighted discounted cash flow model.  The resulting liability is valued at each reporting date and the change in the liability is reflected as change in derivative liability in the statement of operations.

NOTE 3 – COMMITMENTS, CONTINGENCIES AND LEGAL MATTERS

Management of the Company has conducted a diligent search and concluded that there were no commitments, contingencies, or legal matters pending at the balance sheet dates that have not been disclosed below.

On November 22, 2013, the Company, through counsel, sent a demand to Zions Bank ("Zions") in connection with the three wires sent by Zions pursuant to oral instructions received from a person fraudulently identifying himself as Dr. Gibbs via telephone totaling $208,920, for an immediate credit to the Company's bank account of all unrecovered funds from those wires.

In conjunction with the oral wire fraud described above, an identity thief hacked Dr. Gibbs's email account and sent an email instruction to one of the Company's accounting consultants to wire $13,380 pursuant to a fraudulent invoice provided to the consultant by the thief, and the consultant electronically wired those funds on or about November 13, 2013. On November 19, 2013, that consultant, after receiving another instruction email from Dr. Gibbs's email account and fraudulent invoice sent by the thief, electronically wired another $16,830. On or about November 22, 2013, the Company discovered these fraudulent wires.   The Company retained the accounting consulting firm, however, the specific consultant resigned from providing services to the Company. As part of the settlement, the consulting firm forgave $20,000 of outstanding fees Zions bank initiated recalls of these two fraudulent wires, and the Company notified the FBI of all of the wire fraud and identity theft described above. The FBI and local police are currently investigating the matter, but thus far no funds have been recovered by the authorities from these two fraudulent wires totaling $30,210, or from the remaining unrecovered funds totaling $54,028 from the $140,000, $37,420, and $31,500 wires. The Company has settled with Zions Bank regarding the $54,028 in unrecovered funds from those wires and received $27,014 and recorded a loss on settlement of $37,300.

NOTE 4 – ADVANCES ON ROYALTIES

On November 18, 2013, the Company entered into a License Agreement (the "License Agreement") with Gennesar Nutraceuticals, LLC d/b/a Genesar Nutraceuticles, a Utah limited liability company ("Genesar"), in which the Company's CEO is a minority owner. Pursuant to the License Agreement, Genesar granted the Company a worldwide exclusive license to all rights relating to, and intellectual property regarding, GenEpic™, a dietary supplement.

Upon execution of the License Agreement, Genesar is entitled to receive 100,000 restricted shares of the Company common stock valued at $60,900 based on the market price on the date of execution, a royalty fee of $4/box of 30 sachets of GenEpic sold by the Company beginning after 4,000 boxes have been sold, and a payment of $200,000 for advances on royalty fees, due by December 1, 2013. The License Agreement has an initial term of 36 months, and will automatically renew for another 36-month term unless terminated by providing 90 days written notice to the other party prior to the end of the term.  As of January 31, 2014, the Company has not issued any shares of the common stock and has paid $140,000 of the $200,000 prepayment on royalty fees, which will be offset against future royalty fees incurred on products sold.  As of the date of this filing, these shares are in the process of being issued, but have not yet been issued.

NOTE 5 – LEASES

The Company leases a 3,000 square foot office in the Draper, Utah that serves as its principal executive offices. The lease expires on December 31, 2014. Pursuant to the lease, the rent for the six months ended January 31, 2014 and 2013 totaled $24,040 and $17,813, respectively.

The Company has six separate subleases for six rooms totaling 1,500 square feet of their Draper office space to six individuals on a month to month basis. In May 2013, a sublease related to one of the rooms was terminated. The remaining two leases were terminated in September 2013 and October 2013. Pursuant to the sublease agreements, the monthly rent received for the six months ended January 31, 2014 and 2013 totaled $1,850 and $6,600, respectively.

The Company leased certain machinery and equipment in 2013 and 2012 under an agreement that is classified as an operating lease. The lease expired on July 15, 2013 and is now leased on a month-to-month basis. Rent expense under the operating lease totaled $2,189 and $1,735 for the six months ended January 31, 2014 and 2013, respectively.

NOTE 6 – RELATED PARTY NOTES PAYABLE

In January 2012, the Company entered into a two year, zero percent note with an 8% imputed interest rate with an officer, in the amount of $150,000. The note is due on December 31, 2014. The Company agreed to pay royalty payments in connection with sales of a certain product line. The Company paid royalty payments of $7,249 and $73,742 in the six months ended January 31, 2014 and 2013, respectively.

As of January 31, 2014 and July 31, 2013, the Company owed a total of $67,751 and $75,000 in principal in related party notes.

NOTE 7 – RELATED PARTY PAYABLE

Related party payables consist of payments made by a director through credit cards and use of a line of credit used to pay expenses on behalf of the Company. During the six months ended January 31, 2014 and 2013, the officer lent $0 and $80,775 and the Company made payments of $1,603 and $0, respectively. As of January 31, 2014 and July 31, 2013, the Company owed a total of $22,911 and $24,514 in related party payables.

NOTE 8 – LINES OF CREDIT AND LOAN PAYABLE

The Company maintains a Line of Credit with Key Bank (the "Lender"). The Line of Credit was opened on August 28, 2012, with an available $250,000 to be drawn on for one year, not to exceed the principal amount ("draw period"). Once the draw period is completed, advances will no longer be permitted and the Company shall repay the principal and interest outstanding, over 5 years ("repayment period"). The repayment period begins August 28, 2013, after which a minimum monthly payment amount will be determined. The initial interest rate is 5.210%, and is variable. The variable interest rate is based on an independent index which is the "prime rate" as published each business day in the "Money Rates" column of the Wall Street Journal. Interest on the note is computed on a 365/365 simple interest basis, using 1.960% points over the index. The Lender executed a commercial security agreement. With this agreement, the Lender is entitled to a security interest in the Company's inventory, chattel paper, accounts receivable and general intangibles. In August 2013, the line of credit was converted into a note, and the Company is no longer able to borrow any additional funds. Under the new terms of the note, the note has a face value of $250,000 that matures on September 1, 2018, with an interest rate of prime plus 1.960%, and as of the date of the note, the interest rate was 5.21%. The note has minimum monthly payments of $4,745 which started on October 1, 2013. The balance outstanding on this note and line of credit as of January 31, 2014 and July 31, 2013 was $231,596 and $244,000, respectively. As of January 31, 2014, the Company has paid $18,404 in principal payments. The Lender allowed the Company to absorb a prior $50,000 note into this note, not affecting the repayment date. The Company did incur issuance costs of $4,037, which were expensed upon occurrence.

On December 9, 2013, the Company issued a promissory note to Southridge as part of an equity purchase agreement (the "Equity Purchase Agreement") for $50,000, with 0% interest. The note was issued in lieu of due diligence and legal fees. This note matures on May 31, 2014 and is not convertible into common stock.  See Note 11.

Loans payable consisted of the following as of January 31, 2014:

Loan Payable
January 31,
2014

$250,000 face value, converted from a LOC on August 28, 2013, interest rate of 5.21%, matures on September 1, 2018.	$231,596
$50,000 face value, issued on December 9, 2013, with no interest rate, matures on May 31, 2014.	50,000
Total Loan payable	281,596
Less current portion	100,497
Loan payable, long-term	$181,099

In 1998, the Company entered into a line of credit with Zions Bank ("Lender") with a credit limit of $40,000. The line bears a compounding per annum fixed interest rate of 5.25%. As of January 31, 2014 and July 31, 2013, the Company owed $36,080 and $17,911 in principal, respectively. The Lender executed a commercial security agreement. With this agreement, the Lender is entitled to a security interest in the Company's inventory, chattel paper, accounts receivable and general intangibles. The Company did incur a setup fee, which has been fully amortized. There is no term limit on the line and the Company is allowed to draw up to its dollar limit.

 NOTE 9 – CONVERTIBLE NOTES PAYABLE AND LOAN PAYABLE

Convertible notes payable consisted of the following as of January 31, 2014 and July 31, 2013, respectively:

January 31,
2014

$250,000 face value, issued on September 27, 2013, interest rate of 10%, matures on September 27, 2015.	$250,000
$125,000 face value, issued on October 18, 2013, interest rate of 10%, matures on October 18, 2015.	125,000
$150,000 face value, issued on November 22, 2013, interest rate of 10%, matures on November 22, 2015.	150,000
$78,500 face value, issued on January 14, 2014, interest rate of 8%, matures on October 14, 2014, net of unamortized discount of $73,665and $0 as of January 31, 2014 and July 31, 2013.	4,835
Total convertible notes payable – non-related parties	529,835
Less current portion	4,835
Convertible notes payable, long-term	$525,000

On September 27, 2013, the Company issued a convertible note to an unrelated party for $250,000 that matures in September 27, 2015. The note bears an interest rate of 10% per annum with a floor of $.005 per share, and principal is convertible at any time after September 27, 2013 in part or in whole into shares of the Company's Common Stock using the average closing prices for five trading days directly preceding the conversion date. Interest is not convertible and is due upon conversion or at maturity date.

On October 18, 2013, the Company issued a convertible note to an unrelated party for $125,000 that matures in October 18, 2015. The note bears an interest rate of 10% per annum with a floor of $.005 per share, and principal is convertible at any time after October 18, 2013 in part or in whole into shares of the Company's Common Stock using the average closing prices for five trading days directly preceding the conversion date. Interest is not convertible and is due upon conversion or at the maturity date.

On November 22, 2013, the Company issued a convertible note to an unrelated party for $150,000 that matures in November 22, 2015. The note bears an interest rate of 10% per annum with a floor of $.005 per share, and principal is convertible at any time after November 22, 2013 in part or in whole into shares of the Company's Common Stock using the average closing prices for five trading days directly preceding the conversion date. Interest is not convertible and is due upon conversion or at the maturity date.

On January 14, 2014, the Company entered into a convertible promissory note with Asher Enterprises, Inc. ("Asher") a Delaware Corporation for an 8% convertible promissory note with an aggregate principal amount of $78,500 which together with any unpaid accrued interest is due on October 17, 2014. This convertible note together with any unpaid accrued interest is convertible into shares of common stock at the holder's option 180 days from inception at a variable conversion price calculated as 58% of the market price which means the average of the lowest three trading prices during the ten trading day period ending on the last complete trading day prior to the conversion date with a floor of $.00005 as stated in the conversion feature. In January 2014, the Company received cash in the amount of $58,600, with the remaining $19,900 being used for legal and accounting fees. The Company analyzed the note on the issuance date on January 14, 2014. The Company determined that the variable conversion price and the floor exceeding the authorized number of shares results in the need for bifurcation into a separate derivative liability valued at fair market value. On January 14, 2014, the Company estimated the fair market value of the derivative liability associated with the bifurcated conversion feature to be $87,968 and a discount on the note of $78,500. As of January 31, 2014, the Company estimated the fair market value of the derivative liability to be $87,351, with a change in fair value of $617, and recorded $4,835 in amortization related to the discount on the note to interest expense.

NOTE 10 – INCOME TAXES

The tax provision for interim periods is determined using an estimate of the Company's effective tax rate for the full year adjusted for discrete items, if any, that are taken into account in the relevant period. Each quarter the Company updates its estimate of the annual effective tax rate, and if the estimated tax rate changes, the Company makes a cumulative adjustment.

At January 31, 2014 and July 31, 2013, the Company has a full valuation allowance against its deferred tax assets as it believes it is more likely than not that these benefits will not be realized.

NOTE 11 – STOCK TRANSACTIONS

As of January 31, 2014 and July 31, 2013, the Company has 750,000,000 shares of common stock authorized with a par value of $.001, and 48,860,878 and 25,005,544 shares of common stock issued and outstanding, respectively.

During the six months ended January 31, 2014, the Company also issued 1,938,667 shares of Common Stock as share-based compensation to employees and non-employees valued at $715,680, based on the market price of the stock as of the applicable measurement date. The Company also issued 416,667 shares of fully vested and nontransferable common stock as prepaid services  over a six month period valued at $155,375 based on the market price as of the measurement date.

Equity Purchase Agreement
The Company entered into an equity purchase agreement with Southridge Partners II, LP ("Southridge") on December 9, 2013. Pursuant to the Equity Purchase Agreement, Southridge committed to purchase up to $10,000,000 of the Company's common stock, over a period of time terminating on the earlier of: (i) 24 months from the effective date of a registration statement to be filed in connection therewith or (ii) the date on which Southridge has purchased shares of common stock pursuant to this agreement for an aggregate maximum purchase price of $10,000,000; such commitment is subject to certain conditions. The purchase price to be paid by Southridge will be 90% of the average of the lowest three (3) daily volume weighted average prices for the Company's common stock for the ten (10) trading days immediately following clearing of the Estimated Put Shares (defined below) (such purchase price the "Put Purchase Price") under the Equity Purchase Agreement.

The Company will deliver to Southridge, simultaneously with delivery of a Put Notice, a number of Shares equal to 125% of the Investment Amount divided by the closing price of the Company's common stock on the day preceding the Put Notice date (the "Estimated Put Shares"). The actual number of Shares purchased by Southridge for the Investment Amount shall then be calculated by dividing the Investment Amount by the Put Purchase Price. Any excess Estimated Put Shares shall then be returned to the Company.

The number of Shares sold to Southridge at any time shall not exceed the number of such shares that, when aggregated with all other shares of common stock of the Company then beneficially owned by Southridge, would result in Southridge owning more than 9.99% of all of the Company's common stock then outstanding. Also as part of the equity purchase agreement, the Company issued a promissory note to Southridge for $50,000, with 0% interest. This note matures on May 31, 2014 and is not convertible into common stock. Finally, as part of the equity purchase agreement, Southridge is prohibited from executing any short sales of the Company's common stock during the term of the equity purchase agreement.

The Company will not be entitled to put shares to Southridge:

•	unless there is an effective registration statement under the Securities Act to cover the resale of the shares by Southridge;
•	unless the common stock continues to be quoted on the OTC Bulletin Board and has not been suspended from trading;
•
if an injunction shall have been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the shares to Southridge;

•
if the Company has not complied with their obligations and are otherwise in breach of or in default under, the Equity Purchase Agreement, our registration rights agreement (the "Registration Rights Agreement") with Southridge or any other agreement executed in connection therewith with Southridge;

•
since the date of the filing of the Company's most recent filing with the Securities and Exchange Commission no event that had or is reasonably likely to have a Material Adverse Effect (as defined in the Equity Purchase Agreement) has occurred; and

•	to the extent that such shares would cause Southridge's beneficial ownership to exceed 9.99% of our outstanding shares.

The Equity Purchase Agreement further provides that Southridge is entitled to customary indemnification from the Company for any losses or liabilities it suffers as a result of any breach of any provisions of the Equity Purchase Agreement or the Registration Rights Agreement, or as a result of any lawsuit brought by a third-party arising out of or resulting from Southridge's execution, delivery, performance or enforcement of the Equity Purchase Agreement or the Registration Rights Agreement or from material misstatements or omissions in the prospectus accompanying the registration statement for the resale of the shares issued to Southridge.

As of January 31, 2013, no shares have been issued under the Equity Purchase Agreement.

NOTE 12 – DERIVATIVE LIABILITY
FASB ASC 820 defines fair value, establishes a framework for measuring fair value under U.S. generally accepted accounting principles and enhances disclosures about fair value measurements.  Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  Valuation techniques used to measure fair value under FASB ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs.  The standard describes a fair value hierarchy based on three levels of inputs, with the first two inputs considered observable and the last input considered unobservable, that may be used to measure fair value as follows:
•	Level one -- Quoted market prices in active markets for identical assets or liabilities;

•	Level two – Inputs, other than level one inputs, that are either directly or indirectly observable; and

•	Level three -- Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates its hierarchy disclosures each quarter. The Company has one liability measured at fair value on a recurring basis, which consists of a derivative liability on certain convertible notes payable (see NOTE 9). As of January 31, 2014 this derivative liability had an estimated fair value of $87,351. The Company has no assets that are measured at fair value on a recurring basis.
The following table presents information about our derivative liability, which was our only financial instrument measured at fair value on a recurring basis using significant inputs other than level one inputs that are either directly or indirectly observable (Level 2) as of January 31, 2014:
Balance at July 31, 2013	$-
New Derivative Liability	87,968
Total (gains)losses included in earnings	(617)
Issuances	-

Balance at January 31, 2014	$87,351

The fair value of this derivative liability was calculated using the multinomial lattice models that value the derivative liability within the notes based on a probability weighted discounted cash flow model. These models are based on future projections of the various potential outcomes. The features in the note that were analyzed and incorporated into the model included the conversion feature with the reset provisions; redemption provisions; and the default provisions. Assumptions used to calculate the fair value of the derivative liability were as follows:

January 31,
2014
Expected term in years	.75 years
Risk-free interest rates	0.06%
Volatility	84%
Dividend yield	0.00%

In addition to the assumptions above, the Company also takes into consideration whether or not the Company would participate in another round of financing and if that financing is registered or not and what that stock price would be for the financing at that time. The Company will continue to adjust the derivative liability for changes in fair value until the note matures on October 14, 2014.

NOTE 13 – INDUSTRY SEGMENT, GEOGRAPHIC INFORMATION AND SIGNIFICANT CUSTOMERS

Geographic Sales Regions
We currently sell and distribute our products in four geographic regions: North Asia, Greater China, South Asia/Pacific, and the Americas. The following table sets forth the revenue for each of the geographic regions for the three and six months ended January 31, 2014 and 2013:
	Three Months Ended January 31,
	2014		2013

Americas	$293,025	67.60%	$341,915	65.06%
North Asia	26,794	6.18	-	-
Greater China	21,555	4.97	85,510	16.27
South Asia/Pacific	92,109	21.25	98,127	18.67
	$433,483	100.00%	$525,552	100.00%

	Six Months Ended January 31,
	2014		2013

Americas	$983,778	80.18%	$1,330,092	75.94%
North Asia	26,794	2.18	3,300	0.19
Greater China	41,087	3.35	193,556	11.05
South Asia/Pacific	175,320	14.29	224,514	12.82
	$1,226,979	100.00%	$1,751,462	100.00%

The table below lists our equipment, net, by geographic area for the three and six months ended January 31, 2014 and 2013:

	Three & Six Months Ended January 31,
	2014		2013

Americas	$18,606	100.00%	$26,514	100.00%
North Asia	-	-	-	-
Greater China	-	-	-	-
South Asia/Pacific	-	-	-	-
	$18,606	100.00%	$26,514	100.00%

The following table sets forth the revenue generated by each of the Company's product lines for the three and six months ended January 31, 2014 and 2013:

	Three Months Ended January 31,
	2014		2013

Product Sales	$430,879	99.40%	$552,509	99.42%
NBA Services	2,604	0.60	3,043	0.58
Educational Services	-	-	-	-
	$433,483	100.00%	$525,552	100.00%

	Six Months Ended January 31,
	2014		2013

Product Sales	$1,215,590	99.07%	$1,745,514	99.66%
NBA Services	11,389	0.93	5,948	0.34
Educational Services	-	-	-	-
	$1,226,979	100.00%	$1,751,462	100.00%

Significant Customers

There is currently one customer that makes up 41.9% and 15.3% of total sales as of the three months ended January 31, 2014 and 2013, respectively, and 49.1% and 51.7% of total sales as of the six months ended January 31, 2014 and 2013, respectively.

NOTE 14 – SUBSEQUENT EVENTS

On March 20, 2014, Health Education was served a copy of a complaint filed by EpicEra Incorporated ("Epic") in the Utah Third Judicial District Court for the return of a $100,000 deposit paid by Epic to Health Education for the supply of nutritional products.  Health Education intends to answer the Complaint and file a counterclaim against Epic and third-party claims against eCosway USA, Inc. ("eCosway," which is Epic's owner), and its principals, for breach of a non-disclosure and non-circumvention agreement, fraud, fraudulent inducement, and conversion.  Health Education's claims will allege that (1) eCosway and its principals have defrauded Health Education and engaged in a scheme of corporate espionage to misappropriate Health Education's proprietary information and trade secrets to launch their new multilevel marketing company, Epic; (2) under the fraudulent guise of partnering with Health Education to have Health Education formulate and produce the health products to be sold by Epic's distributors, eCosway and its principals signed a non-disclosure and non-circumvention agreement that they had no intention of honoring in order to gain access to Health Education's proprietary information so that they could steal that information and use it for their own benefit; (3) Health Education relied upon the non-disclosure and non-disclosure agreement and misrepresentations of Epic, eCosway, and its principals, and disclosed the proprietary information and formulations, which Epic then appropriated as its own.  Health Education's claims will request injunctive relief as well as damages for the theft of Health Education's proprietary information.

HEALTH EDUCATION CORPORATION

d.b.a NUTRANOMICS, INC.

FINANCIAL STATEMENTS

JULY 31, 2013 AND 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Health Education Corporation (d.b.a. NutraNomics, Inc.)

Salt Lake City, Utah

We have audited the accompanying balance sheets of Health Education Corporation (d.b.a. NutraNomics, Inc.) (the “Company”) as of July 31, 2013 and 2012, and the related statements of operations, stockholders' deficit, and cash flows for the years ended July 31, 2013 and 2012.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.   We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Health Education Corporation (d.b.a. NutraNomics, Inc.) as of July 31, 2013 and 2012, and the results of its operations and cash flows for the years ended July 31, 2013 and 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statements, the Company has experienced losses from operations, has a working capital deficiency and limited cash resources that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.  Our opinion is not modified with respect to this matter.

Mantyla McReynolds, LLC

Salt Lake City, Utah

August 22, 2013

HEALTH EDUCATION CORPORATION
d.b.a NUTRANOMICS, INC.
Balance Sheets

ASSETS

	July 31,	July 31,
	2013	2012
CURRENT ASSETS

Cash and cash equivalents	$11,129	$32,022
Accounts receivable, net of allowance	159,107	74,400
Related party receivable	1,750	200
Prepaid expenses	1,674	336
Inventory	276,477	392,736

Total Current Assets	450,137	499,694

PROPERTY & EQUIPMENT, net	22,336	28,993

OTHER ASSETS

Rent deposit	2,000	2,000

TOTAL ASSETS	$474,473	$530,687

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES

Accounts payable and accrued expenses	$343,496	$216,638
Lines of Credit	261,911	72,564
Related party payable	24,514	15,687
Unearned revenue	58,418	47,499

Total Current Liabilities	688,339	352,388

LONG-TERM LIABILITIES

Related party notes payable	75,000	300,714

Total Current and Long-Term Liabilities	763,339	653,102

STOCKHOLDERS' DEFICIT

Common stock; no par value, 10,000,000 shares
authorized; 8,994,800 and 8,984,800 shares issued
and outstanding, respectively	2,302,525	2,297,525
Treasury stock	(6,000)	(6,000)
Accumulated deficit	(2,585,391)	(2,413,940)

Total Stockholders' Deficit	(288,866)	(122,415)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$474,473	$530,687

The accompanying notes are an integral part of these financial statements.

HEALTH EDUCATION CORPORATION
d.b.a NUTRANOMICS, INC.
Statements of Operations

	For the Years Ended
	July 31,
	2013	2012

REVENUES	$2,858,200	$2,925,152
COST OF SALES	2,211,702	2,251,335

Gross profit	646,498	673,817

OPERATING EXPENSES

General and administrative	351,522	363,443
Professional fees	19,994	24,528
Research and development	44,706	194
Salaries and wages	385,075	231,160

Total Operating Expenses	801,297	619,325

OPERATING INCOME (LOSS)	(154,799)	54,492

OTHER INCOME (EXPENSE)

Other income	-	26,332
Interest expense	(16,652)	(19,914)

Total Other Income (Expense)	(16,652)	6,418

NET INCOME (LOSS) BEFORE INCOME TAXES	(171,451)	60,910
Provision for income taxes	-	-

NET INCOME (LOSS)	$(171,451)	$60,910

BASIC AND DILUTED EARNINGS (LOSS) PER SHARE	$(0.02)	$0.01

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING	8,990,636	8,980,647

The accompanying notes are an integral part of these financial statements.

HEALTH EDUCATION CORPORATION
d.b.a NUTRANOMICS, INC.
Statements of Stockholders' Deficit

					Total
	Common Stock		Treasury	Accumulated	Stockholders'
	Shares	Amount	Stock	Deficit	Equity (Deficit)

Balance, July 31, 2011	8,974,800	$2,292,525	$(4,000)	$(2,474,850)	$(186,325)

Common stock issued for services	10,000	5,000	-	-	5,000

Purchase of treasury stock	-	-	(2,000)	-	(2,000)

Net income for the year ended
July 31, 2012	-	-	-	60,910	60,910

Balance, July 31, 2012	8,984,800	2,297,525	(6,000)	(2,413,940)	(122,415)

Common stock issued for services	10,000	5,000	-	-	5,000

Net loss for the year ended
July 31, 2013	-	-	-	(171,451)	(171,451)

Balance, July 31, 2013	8,994,800	$2,302,525	$(6,000)	$(2,585,391)	$(288,866)

The accompanying notes are an integral part of these financial statements.

HEALTH EDUCATION CORPORATION
d.b.a NUTRANOMICS, INC.
Statements of Cash Flows

	For the Years Ended
	July 31,
	2013	2012

OPERATING ACTIVITIES

Net income (loss)	$(171,451)	$60,910
Adjustments to reconcile net income (loss) to
net cash provided by (used in) operating activities:
Common stock issued for services	5,000	5,000
Allowance for bad debt	4,738	14,858
Depreciation expense	8,319	7,638
Changes in operating assets and liabilities:
Accounts receivable	(89,444)	(117,448)
Other assets	(2,888)	(336)
Inventory	116,259	(170,676)
Unearned revenue	10,919	(60,989)
Accounts payable and accrued expenses	126,858	142,119

Net Cash From Operating Activities	8,310	(118,924)

INVESTING ACTIVITIES

Purchase of equipment	(1,662)	(6,075)

Net Cash From Investing Activities	(1,662)	(6,075)

FINANCING ACTIVITIES

Proceeds from related party payable	16,208	14,882
Repayments of related party payable	(7,381)	(48,037)
Purchase of Treasury stock	-	(2,000)
Proceeds from line of credit	257,290	151,552
Repayments of line of credit	(67,944)	(106,767)
Proceeds from notes receivable-related party	-	150,484
Repayments of notes payable- related party	(225,714)	(18,086)

Net Cash From Financing Activities	(27,541)	142,028

NET INCREASE (DECREASE) IN CASH	(20,893)	17,029
CASH AT BEGINNING OF PERIOD	32,022	14,993

CASH AT END OF PERIOD	$11,129	$32,022

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION:

CASH PAID FOR:
Interest	$6,448	$13,064
Income taxes	$-	$100

The accompanying notes are an integral part of these financial statements.

HEALTH EDUCATION CORPORATION

d.b.a NUTRANOMICS

Notes to the Financial Statements

July 31, 2013 and 2012

NOTE 1 – NATURE OF OPERATIONS

Health Education Corporation d.b.a. Nutranomics, (the “Company”) was incorporated under the laws of the State of Delaware on February 14, 1996 and later reincorporated under the laws of the State of Utah on January 5, 1998.  The Company was originally organized to provide education services, books, cassette tapes and public presentations.    The Company utilized several revenue generating tools in order to accomplish this goal including Live Blood Analysis (LBA), iridology, bone density screening and other self-help methods.  In 1998, the Company changed its incorporation to the State of Utah, the primary place of business.  In 2001, the Company created its own line of nutritional products that quickly became its leading revenue source.  The Company filed for the d.b.a. of Nutranomics, in order to fully prepare and utilize the brand name for expansion.  In retail outlets and to its clientele, the Company is known as Nutranomics.  The Company sells its own brand of supplements in 16 countries direct to the public.  The Company also performs research and development services and outsource manufacturing for third party entities.  Beyond its sales in both the United States and Canada, the Company maintains sales representatives in Taiwan, Japan, Singapore, Philippines, Malaysia and Korea. The Company maintains multiple different trademarks, trade names and patents.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the economic environment, which management believes to be reasonable under the circumstances. Management adjusts such estimates and assumptions when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ from those estimates.

Accounting Basis

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.  The Company has elected a July 31 fiscal year end.

Cash and Cash Equivalents

Cash and cash equivalents include all cash balances and highly liquid investments with an original maturity of three months or less. As of July 31, 2013 and 2012, the Company’s cash balances were within the FDIC insurance coverage limits.

Revenue Recognition

Our revenue is derived from the service revenue from Live Blood Analysis, sale of retail products, and revenue derived from educational services.

The Company’s revenue recognition policy is in accordance with the requirements of Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition (“SAB 104”), and other applicable revenue recognition guidance under US GAAP. Sales revenue is recognized for our retail and wholesale customers when: (i) persuasive evidence of a sales arrangement exists, (ii) the sales terms are fixed or determinable, (iii) title and risk of loss have transferred, and (iv) collectibility is reasonably assured — generally when products are shipped to the customer and services are rendered, except in situations in which title passes upon receipt of the products by the customer. In this case, revenues are recognized upon notification that customer receipt has occurred. The Company accrues an estimated amount for sales returns and allowances related to defective or returned products at the time of sale based on its ability to estimate sales returns and allowances using historical information. As of July 31, 2013 and 2012, the Company calculated the amount to be less than 1% of sales so no allowance was accrued in either year.  Shipping and handling fees and related freight costs and supplies associated with shipping products to customers are included as a component of cost of sales. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

The Company also recognizes revenues from the distribution of its product through trade partners.  Related revenues consist of product costs, distribution fees, testing and labeling costs, as well as any associated administrative fees.  The Company recognizes these revenues after the product has been shipped from the outsource manufacturer to the trade partner.  The Company has contractual obligation to pay the outsource manufacturers, and as a principal in these arrangements the Company includes the total product price as revenue in accordance with applicable accounting guidance.   The Company has separately negotiated contractual relationships with its trade partners, and under contracts with these trade partners the Company assumes the credit risk of product produced by the outsource manufacturer and dispensed to the trade partner.

Cost of Sales

The Company includes product costs (i.e. material, direct labor and overhead costs), shipping and handling expense, insurance on inventory, production-related depreciation expense and product license agreement expense in cost of sales.

Advertising Costs

The Company classifies expenses for advertising as general and administrative expenses. The Company incurred advertising costs of $50,284 and $45,446 during the years ended July 31, 2013 and 2012, respectively.

Accounts Receivable

Receivables from the sale of goods and services are stated at net realizable value, do not bear interest and do not generally require collateral. The Company adjusts credit limits based upon payment history and the customer’s current creditworthiness. The Company maintains an allowance for doubtful accounts based upon a variety of factors.  The Company reviews all open accounts and provides specific reserves for customer collection issues when it believes the loss is probable, considering such factors as the length of time receivables are past due, the financial condition of the customer, and historical experience. The Company also records a reserve for all customers, excluding those that have been specifically reserved for, based upon evaluation of historical losses. The Company recorded an allowance for doubtful accounts of $112,389 and $107,651 as of July 31, 2013 and 2012, respectively.

Inventories

Inventories are stated at the lower of cost or market. The cost for inventories is determined using the first-in, first-out method on the weighted average basis. The cost includes all expenditures incurred in bringing the goods to the point of sale and putting them in a salable condition. In assessing the ultimate realization of inventories, the Company makes judgments as to future demand requirements compared to current or committed inventory levels. The Company estimates the demand requirements based on market conditions, forecasts prepared by its customers, sales contracts and orders in hand. In addition, the Company estimates net realizable value based on intended use, current market value and inventory aging analyses. The Company writes down inventories for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventories and their estimated market value based upon assumptions about future demand and market conditions. As of July 31 inventories consisted of the following:

	July 31, 2013	July 31, 2012
Raw materials	$35,713	$88,842
Finished goods	240,764	303,894
Work in process	-	-
Subtotal	276,477	392,736
Reserve for obsolescence	-	-
Total	$276,477	$392,736

Concentration of Credit Risk

Financial instruments, which potentially subject us to concentrations of credit risk, consist principally of cash, accounts receivable, accounts payable, lines of credit, and notes payable.   Due to short-term maturities, the carrying amount of these instruments approximates fair value.  Our cash balances are maintained in accounts held by major banks and financial institutions located in the United States.  The Company occasionally maintains amounts on deposit with a financial institution that are in excess of the federally insured limit of $250,000. The risk is managed by maintaining all deposits in high quality financial institutions. The Company had $0 of cash balances in excess of federally insured limits at July 31, 2013 and 2012.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation. Depreciation and amortization are calculated using the straight-line method over the expected useful life of the asset, after the asset is placed in service. Assets recorded under leasehold improvements are amortized using the straight-line method over the lesser of their useful lives or the related lease term.  The Company uses the following useful lives for its major classifications of property and equipment:

Description	Useful Lives
Furniture & Fixtures	7 years
Office Furniture	5 years
Equipment & Machinery	5-7 years
Leasehold Improvements	15 years

The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with ASC Topic 360. ASC Topic 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the asset’s carrying amount. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. For the years ended July 31, 2013 and 2012, the Company recorded no impairment losses.

Research and Development Costs

The Company expenses the costs of the development of its nutritional products during the period incurred. The Company incurred research and development expenses of $44,706 and $194 during the years ended July 31, 2013 and 2012, respectively.

Stock-Based Compensation

The Company follows the provisions of ASC 718 which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the statement of operations based on their fair values.  The Company uses the Black-Scholes option valuation model for determining the fair value of stock based compensation.  Option pricing models require the input of highly subjective assumptions, including the expected price volatility. Changes in these assumptions can materially affect the fair value estimate.

The Company records the stock-based compensation awards issued to non-employees and other external entities for goods and services at either the fair market value of the goods received or services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines pertaining to when the service is complete or a performance commitment date is reached, whichever is earlier.

Income Taxes

The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws expected to be in effect when the differences are expected to be settled or realized.  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax assets are reviewed for recoverability, and the Company records a valuation allowance to reduce its deferred income tax assets when it is more likely than not that all or some portion of the deferred income tax assets will not be realized.

The Company recognizes the effect of tax positions only if those positions are more likely than not of being sustained. Recognized tax positions are measured at the largest amount that is greater than 50 percent likely to be realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. Estimated interest and penalties related to underpayment of income taxes are recorded as a component of the tax provision in the statement of operations.

Earnings per Share

Basic income (loss) per common share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the periods presented. The Company has no potentially dilutive securities, such as convertible preferred stock, options, or warrants, outstanding during the periods presented. Accordingly, basic and dilutive earnings (loss) per common share are the same.

Significant Concentrations

There is currently one customer that makes up 46% and 68% of total sales as of July 31, 2013 and 2012, respectively. The loss of this customer would have a material adverse effect on the Company’s financial condition and results of operation.  There are currently three vendors that make up 81% and 77% of total purchases as of July 31, 2013 and 2012, respectively.

Sales Tax Collected From Customers

As a part of the Company’s normal course of business, sales taxes are collected from customers. Such taxes collected are remitted, in a timely manner, to the appropriate governmental tax authority on behalf of the customer. The Company’s policy is to present revenue and costs, net of value added and sales taxes.

Recent Accounting Pronouncements

The Company has reviewed recently issued, but not yet adopted, accounting standards in order to determine their effects, if any, on its results of operations, financial position or cash flows. Based on that review, the Company believes that none of these pronouncements will have a significant effect on its financial statements.

Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has generally had net losses after consideration of income taxes.  Further, the Company has negative working capital and insufficient cash flows from operation as of July 31, 2013, and does not have the requisite liquidity to pay its current obligations.  These factors, among others, raise substantial doubt about its ability to continue as a going concern.  Management will seek to increase revenues and reduce costs, while raising capital through the sale of its stock.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3 – COMMITMENTS, CONTINGENCIES AND LEGAL MATTERS

Management of the Company has conducted a diligent search and concluded that there were no commitments, contingencies, or legal matters pending at the balance sheet dates that have not been disclosed.

NOTE 4 – PROVISION FOR INCOME TAXES

The provision for income taxes consists of the following:

	July 31,	July 31,
	2013	2012
Federal income tax expense	$-	$15,499
State income tax expense	-	4,007
Less change in valuation allowance	-	(19,506)
Net income tax expense	$-	$-

A reconciliation of income taxes computed at the federal statutory rate of 34% for July 31, 2013 and 2012 is as follows:

	2013	2012
Federal income taxes at 34%	$(58,328)	$20,710
State income tax, net of federal benefit	(5,661)	2,010
Change in net operating loss	18,385	-
Tax effect on non-deductible expenses and credits	701	582
Changes in valuation allowance	44,903	(23,302)
	$-	$-

The tax effects of temporary differences which give rise to deferred tax assets and liabilities consists of the following:

	July 31,	July 31,
	2013	2012
Deferred tax asset attributable to:
Net operating loss carryover	$242,339	$214,057
Allowance for doubtful accounts	42,914	41,147
Depreciation	9,302	-
Less, valuation allowance	(294,555)	(249,652)
Net deferred tax asset	$-	$5,552

Deferred tax liabiltiy attributable to:
Depreciation	$-	$(5,552)
Net deferred tax liabilities	$-	$(5,552)

The Company sustained net operating losses in 2013 in the accompanying statements of operations.  No deferred tax asset or income tax benefits are reflected in the financial statements for net deductible temporary differences or net operating loss carryforwards, because the likelihood of realization of the related tax benefits cannot be established. Accordingly, a valuation allowance has been recorded to reduce the net deferred tax asset to zero, and consequently there is no income tax provision or benefit presented for the fiscal years ended July 31, 2013 and 2012. The valuation allowance increased by $45,110 to $294,762 in 2013.

As of July 31, 2013, the Company had net operating loss carryforwards for tax reporting purposes of approximately $638,000. These net operating loss carryforwards, if unused, begin to expire in 2023.  As of July 31, 2013 and 2012, the Company has no liabilities for unrecognized tax benefits.  The Company’s policy is to recognize potential interest and penalties accrued related to unrecognized tax benefits within income tax expense.  For the years ended July 31, 2013, and 2012, the Company did not recognize any interest or penalties in its statement of operations, nor did it have any interest or penalties accrued in its balance sheet at July 31, 2013 and 2012 relating to unrecognized tax benefits.

The Company has not yet filed the federal income tax return in the U.S for the 2012 calendar year. The calendar tax years 2011 and 2010 remain open to examination for federal income tax purposes and by the other major taxing jurisdictions to which the Company is subject.

NOTE 5 – LEASES

The Company leases a 3,000 square foot office in the Draper, Utah that serves as its principal executive offices. The lease expires on December 31, 2014. Pursuant to the lease, the rent for the fiscal years ended July 31, 2013 and 2012 totaled $46,140 and $41,465, respectively.

The Company has three separate subleases for three rooms totaling 1,500 square feet of their Draper office space to three individuals on a month to month basis. In May 2013, a sublease related to one of the rooms was terminated. Pursuant to the sublease agreements, the monthly rent received for the fiscal years ended July 31, 2013 and 2012 totaled $12,500 and $12,275, respectively.

The Company leased certain machinery and equipment in 2013 and 2012 under an agreement that is classified as an operating lease. The lease expired on July 15, 2013 and is now leased on a month-to-month basis. Rent expense under the operating lease totaled $3,717 and $6,681 at July 31, 2013 and 2012, respectively.

The future minimum lease payments required under the operating leases as of July 31, 2013 are as follows:

Year Ended July 31,	Amount
2014	$39,875
2015	16,875
2016	-
2017	-
Thereafter	-
Total lease obligations	$56,750

NOTE 6 – EQUIPMENT

Property and equipment consists of the following as of July 31, 2013 and 2012. Depreciation expense was $8,319 and $7,638 for the years ended July 31, 2013 and 2012, respectively.

	2013	2012
Furniture & Fixtures	$11,860	$11,860
Office Furniture	28,932	27,270
Equipment & Machinery	45,541	45,541
Accumulated Depreciation	(63,997)	(55,678)
Net Book Value	$22,336	$28,993

NOTE 7 – RELATED PARTY NOTES PAYABLE

In November 2006, the Company entered into a $197,850 loan with an officer bearing an 8% interest rate, which was payable on demand.  As of July 31, 2013 and 2012, the Company owed $0 and $150,714 in principal, respectively, and paid $1,893 and $9,761 in interest for both years then ended.

In January 2012, the Company entered into a two year, zero percent note with an 8% imputed interest rate with the same officer in the amount of $150,000.  The note is due on December 31, 2014.  As part of the loan agreement, the Company agreed to pay royalty payments in connection with sales of a certain product line. To date, no royalties have been earned or paid due to the lack of sales from the product line. The company paid $1,063 and $0 in the years ended July 31, 2013 and 2012, respectively. At July 31, 2013 and 2012, the Company owed $75,000 and $150,000 of principal on the loan.

As of July 31, 2013 and 2012, the Company owed a total of $75,000 and $300,714 in principal in related party notes.

NOTE 8 – RELATED PARTY PAYABLE

Related party payables consist of payments made by a director through credit cards and use of a line of credit related used to pay expenses on behalf of the Company.  During the years ended July 31, 2013 and 2012, the officer lent $16,208 and $14,842 and the Company made payments of $7,381 and $48,037, respectively. As of July 31, 2013 and 2012, the Company owed a total of $24,514 and $15,687 in related party payables.

NOTE 9 – LINES OF CREDIT

The Company maintains a Line of Credit with Key Bank (the “Lender”).  The Line of Credit was opened on August 28, 2012, with an available $250,000 to be drawn on for one year, not to exceed the principal amount (“draw period”).  Once the draw period is completed, advances will no longer be permitted and the Company shall repay the principal and interest outstanding, over 5 years (“repayment period”).  The repayment period begins August 28, 2013, after which a minimum monthly payment amount will be determined.  The initial interest rate is 5.210%, and is variable.  The variable interest rate is based on an independent index which is the “prime rate” as published each business day in the “Money Rates” column of the Wall Street Journal.  Interest on the note is computed on a 365/365 simple interest basis, using 1.960% points over the index.  The Lender executed a commercial security agreement.  With this agreement, the Lender is entitled to a security interest in the Company’s inventory, chattel paper, accounts receivable and general intangibles.  The balance outstanding on this note as of July 31, 2013 and 2012 was $244,000 and $50,035, respectively.  The Lender allowed the Company to absorb a prior $50,000 note into this note, not affecting the repayment date.  The Company makes monthly interest only payments during the draw period; as such, no accrued interest was recorded for either period.  The Company did incur issuance costs of $4,037, which were expensed upon occurrence.

In 1998, the Company entered into a line of credit with Zions Bank (“Lender”) with a credit limit of $40,000. The line bears a compounding per annum fixed interest rate of 5.25%. As of July 31, 2013 and 2012, the Company owed $17,911 and $22,528 in principal, respectively.  The Lender executed a commercial security agreement.  With this agreement, the Lender is entitled to a security interest in the Company’s inventory, chattel paper, accounts receivable and general intangibles.  The Company did incur a setup fee, which has been fully amortized.  There is no term limit on the line and the Company is allowed to draw up to its dollar limit.

NOTE 10 – STOCK TRANSACTIONS

As of July 31, 2013 and 2012, the Company has 10,000,000 shares of common stock authorized with no par value, and 8,994,800 and 8,984,800 shares of common stock issued and outstanding, respectively.

In 2012, the Company entered into an employee agreement under which the Company is required to pay the employee a salary and 10,000 shares of the Company’s common stock at the end of each calendar year end. The common stock was valued based upon similar cash equity transactions at $0.50 per share for both years totaling $5,000 and $5,000 for the years ended July 31, 2013 and 2012, respectively, and vest immediately upon issuance. On December 31, 2013 and 2012, the Company issued 10,000 and 10,000 shares, respectively.

On September 6, 2011, the Company repurchased 224,000 common shares from a shareholder for $2,000 to be held as treasury stock.

NOTE 11 – INDUSTRY SEGMENT, GEOGRAPHIC INFORMATION AND SIGNIFICANT CUSTOMERS

Geographic Sales Regions

We currently sell and distribute our products four geographic regions: North Asia, Greater China, South Asia/Pacific, and Americas. The following table sets forth the revenue for each of the geographic regions for the years ended July 31, 2013 and 2012:

	Year Ended July 31,
	2013		2012

Americas	$2,058,531	72.02%	$2,360,988	80.71%
North Asia	467,371	16.35	383,908	13.12
Greater China	226,424	7.92	163,461	5.59
South Asia/Pacific	105,874	3.70	16,795	0.57
	$2,858,200	100.00%	$2,925,152	100.00%

The table below lists our equipment, net, by geographic area for the years ended July 31, 2013 and 2012:

	Year Ended July 31,
	2013		2012

Americas	$22,336	100.00%	$28,993	100.00%
North Asia	-	-	-	-
Greater China	-	-	-	-
South Asia/Pacific	-	-	-	-
	$22,336	100.00%	$28,993	100.00%

The table below lists revenue generated by each of the Company's product lines during the years ended July 31, 2013 and 2012:

	Year Ended July 31,
	2013		2012

Product Sales	$2,847,652	99.63%	$2,925,062	100.00%
LBA Services	10,548	0.37	90	-
Educational Services	-	-	-	-
	$2,858,200	100.00%	$2,925,152	100.00%

Significant Customers

There is currently one customer that makes up 46% and 68% of total sales as of July 31, 2013 and 2012, respectively.

NOTE 12 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through August 22, 2013, which is the date the financial statements were available to be issued.  The Company identified no subsequent events through August 22, 2013.

Part II

Information Not Required In the Prospectus

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

SEC registration fee	$251.16
Accounting fees and expenses	$3,250.00
Legal fees and expenses	$10,000.00
Edgar filing fees	$1,000.00
Miscellaneous expenses	$3,000.00
Total	$17,501.16

* All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Indemnification of Directors and Officers

Section 78.138 of the Nevada Revised Statutes (“NRS”) provides that a director or officer will not be individually liable unless it is proven that (i) the director's or officer's acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation provide that no director or officer of the Company will be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of NRS. In addition, our Bylaws implement the indemnification and insurance provisions permitted by Chapter 78 of the NRS by providing that:

  The Company shall indemnify its directors to the fullest extent permitted by the NRS and may, if and to the extent authorized by the board of directors, so indemnify its officers and any other person whom it has the power to indemnify against liability, reasonable expense or other matter whatsoever.
  The Company may at the discretion of the board of directors purchase and maintain insurance on behalf of any person who holds or who has held any position identified in the paragraph above against any and all liability incurred by such person in any such position or arising out of his status as such.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Recent Sales of Unregistered Securities

On September 19, 2013, we issued 25,005,544 shares of our common stock to all 23 shareholders of Health Education as part of the closing of the share exchange agreement for acquisition of Health Education, issuing the shares in exchange for all of the outstanding shares of Health Education.  The number of our shares issued to the Health Education shareholders was determined based on an arms-length negotiation.  The issuance of our shares to the Health Education shareholders was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

On January 24, 2013, the Company issued 2,167,334 shares of common stock as share-based compensation to employees and non-employees. The Company also issued 188,000 shares of common stock as prepaid services.  As part of the License Agreement with Genesar (incorporated by reference to our Current Report on Form 8-K filed on November 26, 2013), the Company owed 100,000 shares of the Company's common stock, which were issued to Genesar on March 26, 2014.  On March 27, 2014, the Company issued 195,444 shares as share-based compensation to a non-employee, and an additional 195,444 shares to this non-employee as prepaid services.  On or about April 29, 2014, the Company issued 300,000 shares as share-based compensation to a non-employee for 90 days of sales services beginning April 18, 2014.   The issuances of these shares were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

EXHIBITS

Exhibit No.	Description
2.1	Share Exchange Agreement with Health Education and the Shareholders of Health Education dated September 13, 2013 (incorporated by reference to our Form 8-K filed on September 24, 2013)
3.1	Articles of Incorporation (incorporated by reference to our Registration Statement on Form S-1 filed on December 19, 2008)
3.2	Bylaws (incorporated by reference to our Registration Statement on Form S-1 filed on December 19, 2008)
3.3

Articles of Merger filed with the Nevada Secretary of State on September 9, 2013 with an effective date of September 19, 2013 (incorporated by reference to our Current Report on Form 8-K filed on September 19, 2013)

5.1	Legal Opinion of Brunson Chandler & Jones, PLLC, with consent
10.1	License Agreement with Tracy Gibbs for US Patent Number 7,235,390 B2, dated June 14, 2007 (incorporated by reference to our Amendment No. 2 to Current Report on Form 8-K/A filed on December 12, 2013)
10.2	Employment Agreement with Diana Brown, dated May 1, 2010 (incorporated by reference to our Amendment No. 2 to Current Report on Form 8-K/A filed on December 12, 2013)
10.3	Employment Agreement with Nathan Jenson, dated May 14, 2012 (incorporated by reference to our Amendment No. 2 to Current Report on Form 8-K/A filed on December 12, 2013)
10.4	Office Lease Agreement with Unity Investments, LLC (incorporated by reference to our Amendment No. 2 to Current Report on Form 8-K/A filed on December 12, 2013)
10.5	License and Distribution Agreement with Nutriband USA, LLC, dated March 10, 2013 (incorporated by reference to our Amendment No. 2 to Current Report on Form 8-K/A filed on December 12, 2013)
10.6	License Agreement with Gennesar Nutraceuticals, LLC d/b/a Genesar Nutraceuticles (incorporated by reference to our Current Report on Form 8-K filed on November 26, 2013)
10.7	Equity Purchase Agreement dated December 9, 2013 (incorporated by reference to our Amendment No. 1 to Registration Statement on Form S-1/A filed on April 25, 2014)
16.1

Letter from Sadler, Gibb & Associates, L.L.C., dated September 25, 2013 regarding change in registered public accounting firm (incorporated by reference to our Amendment No. 1 to Current Report on Form 8-K/A filed on September 27, 2013)

23.1	Consent from Mantyla McReynolds, LLC

UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1)     File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)       Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)     Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)    Include any additional or changed material information on the plan of distribution.

(2)     For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3)     File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)     For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Salt Lake City, State of Utah, on the  5th day of May , 2014.

Nutranomics, Inc.

By: /s/ Tracy Gibbs
Tracy Gibbs
President, Chief Executive Officer,
Secretary, Treasurer, Chief
Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Name	Title	Date

/s/ Tracy Gibbs	President, Chief Executive	May 5 , 2014
Tracy Gibbs	Officer, Secretary, Treasurer,
Principal Financial Officer
and Director